                                                                    Exhibit 2.1


                             DATED 24th October 1996






                           D. TAYLOR ESQ. AND OTHERS                  (1)
                      PRIMARK INFORMATION SERVICES UK LIMITED         (2)
                                       AND
                              PRIMARK CORPORATION                     (3)


                              --------------------

                                    AGREEMENT
                      FOR SALE/PURCHASE OF THE ISSUED SHARE
                             CAPITAL OF ICV LIMITED

                              --------------------






                                 NORTON ROSE
                                    LONDON

                                    CONTENTS
                                    --------

                                                               PAGE
RECITALS
CLAUSE                         HEADING

  1   Definitions and interpretation ............................1

  2   Purpose of this Agreement .................................9

  3   Sale of the Sale Shares ...................................9

  4   Consideration ............................................10

  5   Completion ...............................................12

  6   Post-Completion matters ..................................16

  7   Warranties and qualifications to Warranties ..............16

  8   Restrictive Covenants ....................................24

  9   Indemnities ..............................................27

 10   Continuing effects of this Agreement .....................28

 11   Announcements ............................................28

 12   Releases, waivers etc., by the Purchasers ................28

 13   Notices ..................................................29

 14   Time .....................................................30

 15   Entire Agreement .........................................31

 16   Alterations ..............................................31

 17   Severability .............................................31

 18   Counterparts .............................................31

 19   Payment of costs .........................................32

 20   Successors and Assigns ...................................32

 21   Applicable law and submission to jurisdiction ............32

SCHEDULE

1     Vendors, the Warrantors and the Covenantors ..............34
      Part A - The Vendors of the Sale Shares ..................34
      Part B - The Warrantors ..................................37
      Part C - The Covenantors .................................38

2     The Company ..............................................39

3     The Subsidiaries .........................................40

4     The Properties ...........................................43

5     DELETED - INTENTIONALLY LEFT BLANK .......................46

6     Directors and employees
      Part A - Additional Directors ............................46
      Part B - Persons to receive Service Agreements ...........46
      Part C - Persons to receive deed of variation to
               current service agreements ......................46
      Part D- Resigning Directors ..............................46
      Part E- New and Resigning Secretaries ....................47

7     DELETED - INTENTIONALLY LEFT BLANK

8     Matters warranted ........................................53
      Part A - Warranties from the Vendors .....................53
      Part B - General Warranties from the Warrantors ..........55
      Part C - Taxation and social security warranties
               from the Warrantors..............................83

9     Purchasers' Warranties ...................................93

Agreed form documents

      Service Agreements and amendments to contracts of employment
      Loan Notes
      Management Accounts
      Letter from Cambridge Micro Applications (1985) Limited
      Certificates referred to in clause 5.1(a)(viii)
      Consents referred to in clause 5.1(b)(vii)
      Letters of Credit
      Legal opinions referred to in clause 5.1(d)(iv)
      Taxation Deed
      Registration Side Letter
      Directors' and Secretary's resignation letters
      GNI termination letter
      Side letter relating to Royal Blue Technologies plc

THIS AGREEMENT is dated 24th October 1996 and is made BETWEEN:

(1) The persons whose names and addresses are stated in Part A of schedule 1 (together the "VENDORS" and each a "VENDOR");

(2) PRIMARK INFORMATION SERVICES UK LIMITED (No. 2701093) whose registered office is at Monmouth House, 58-64 City Road, London EC1Y 2AL ("PUK") which expression shall include its successors and assigns) and

(3) PRIMARK CORPORATION whose principal place of business is 1000 Winter Street, Suite 4300N Waltham, MA 02154 USA ("P CORPORATION"), PUK and P Corporation being together ("THE PURCHASERS").

NOW IT IS HEREBY AGREED as follows:

1     DEFINITIONS AND INTERPRETATION
      -------------------------------

1.1   In this Agreement unless the context otherwise requires:

      "ACCOUNTS" means the Company's audited annual accounts (as defined in section 262 CA 1985) for the financial year ended on the Accounts Date, including the notes to those accounts and the associated directors' and auditors' reports;

      "ACCOUNTS DATE" means 31 December 1995;

      "ACTUAL TAXATION LIABILITY" means a liability to make an actual payment of, or of an amount in respect of, Taxation whether or not such Taxation is also or alternatively chargeable against or attributable to any other person;

      "AUDITORS" means the auditors of the Company namely Robson Rhodes, Chartered Accountants, of 186 City Road, London EC1V 2MU and where applicable the auditors of the Subsidiaries;

      "BOARD" means the board of directors of the Company;

      "BUSINESS DAY" means a day on which banks are ordinarily open for the transaction of normal banking business in London and Boston;

      "CA 1985" means the Companies Act 1985;

      "CASH VALUE" means the aggregate of the amount of cash in hand, deposited but uncleared cheques (which subsequently clear in the normal period) and sums standing to the credit of a current or other account of the Company with banks or other financial institutions in the United Kingdom or elsewhere as at the close of business on the Completion Date after deduction of: (a) all outstanding cheques or other instruments drawn on or before the Completion Date on such accounts; and (b) all sums paid or payable by the Company in respect of which the

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      passed a special resolution pursuant to section 155 CA1985 on 21 October
      1996; and (c) all Taxation payable by the Company in respect of the payments described in (b) above;

      "CAUSE" means in relation to a Covenantor: (a) failure by him to carry out any lawful and reasonable instruction of his employer after warning in accordance with the Company's written disciplinary procedure; or (b) gross negligence; or (c) misconduct by wilful violation of established corporate policies; or (d) commission of any criminal offence other than a road traffic offence without a custodial sentence; or (e) any other circumstance, act or omission entitling his employer to terminate his Contract of Employment summarily;

      "COMPANY" means ICV Limited (No. 1557537);

      "COMPLETION" means completion of the sale and purchase of the Sale Shares by the performance by the parties of their respective obligations under clause 5;

      "COMPLETION DATE" means the date hereof,

      "CONFIDENTIAL INFORMATION" means trade secrets and information equivalent to them (including but not limited to formulae, processes, methods, knowledge, business plans, forecasts, customer lists, sales information and Know-how) in connection with the products and the services supplied by the Group and the customers and suppliers of the Group and which are for the time being confidential to any Group Company;

      "CONTRACT OF EMPLOYMENT" means in relation to any Covenantor his service agreement or contract of employment with P Corporation or any of its subsidiaries from time to time (including any Group Company);

      "COVENANTORS" means those of the Vendors whose names are set out in Part C of schedule 1;

      "DISCLOSURE LETTER" means the letter of the same date as this Agreement from the Warrantors to the Purchasers disclosing certain matters in relation to the Warranties which has been delivered to the Purchasers prior to the execution of this Agreement;

      "ENVIRONMENT" means the environment as defined in section 1(2) of the Environmental Protection Act 1990;

      "ENVIRONMENTAL CLAIM" means any claim, prosecution, lawful demand, action, official warning, abatement or other order or notice (conditional or otherwise), relating to Environmental Matters under or requiring compliance with the terms of any Environmental Licence or Environmental Law;

      "ENVIRONMENTAL LAW" includes all or any law, statute, rule, regulation, treaty, directive, direction, by-law, order, notice or, demand, decision of the courts or of any governmental authority or agency or any regulatory body in any relevant jurisdiction including the European Union relating to Environmental Matters binding upon the Company and/or the business carried on by the Company;

      "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required at any time by the Company or in relation to the business carried on by the Company pursuant to any Environmental Law;

      "ENVIRONMENTAL MATTERS" includes any of the following: (1) any generation, deposit, disposal, keeping, treatment, transportation, transmission, handling or manufacture of any Relevant Substance; (2) nuisance, noise, defective premises, health and safety at work or elsewhere; and (3) the pollution, conservation or protection of the Environment whether relating to man or any living organisms supported by the Environment or to natural resources or any other matter whatsoever affecting the Environment or any part of it;

      "GROUP" means the Company and the Subsidiaries;

      "GROUP COMPANY" means each and any body corporate in the Group save that in relation to clause 8 (restrictive covenants) and the definitions used therein (including Prohibited Area, Restricted Services and Restricted Business) Group Company shall have the following meaning:

      (a) in relation only to the restrictive covenants given by David Taylor set out in clause 8 "Group Company" shall mean any holding company for the time being of the Company (including P Corporation) or any subsidiary for the time being of the Company or of any such holding company with which he has been involved in the ordinary course of his duties;

      (b) in relation to the restrictive covenants given by all Covenantors (save for David Taylor) "Group Company" shall mean each and any body corporate in the Group together with such of PUK and its subsidiaries with which the respective Covenantor shall have been involved in the ordinary course of his duties.

      "GUARANTEE" means any guarantee, indemnity, suretyship, letter of comfort or other assurance, security or right of set-off given or undertaken by a person to secure or support the obligations (actual or contingent) of any third party and whether given directly or by way of counter-indemnity to any third party who has provided a Guarantee;

      "ICTA 1988" means the Income and Corporation Taxes Act 1988;

      "INTELLECTUAL PROPERTY RIGHTS" means all patents, registered designs, trade marks and service marks (whether registered or not), copyright, design rights, and all similar property rights, including those subsisting (in any part of the world) in inventions, designs, drawings, performances, computer programs, semiconductor topographies, confidential information, business or brand names, goodwill or the style of presentation of goods or services and in applications for protection thereof,

      "INTERIM ACCOUNTS" means the unaudited consolidated accounts of the Group for the period from 1 January 1996 to 30 June 1996 (both dates inclusive) and for the avoidance of doubt such accounts shall comprise the profit and loss account, the balance sheet, the cash flow statement and the notes to them;

      "KNOW-HOW" means all confidential industrial and commercial information and techniques, accounts, records and information (wherever situate) pertaining to the activities of the Group;

      "2002 LOAN NOTES" means variable rate unsecured loan notes 2002 of P Corporation in the agreed form having an aggregate face value of US$8,250,000 (eight million two hundred and fifty thousand);

      "MANAGEMENT ACCOUNTS" means the management accounts of the Group for the period from 1 July 1996 to 30 September 1996 (both dates inclusive) in the agreed form;

      "NEW AUDITORS" means Deloitte & Touche, Chartered Accountants, of Stonecutter Court, 1 Stonecutter Street, London EC4A 4TR or such other firm of Chartered Accountants as the Purchasers may from time to time appoint as reporting accountants for the purposes of this Agreement;

      "NOMINATED ACCOUNT" means the Vendors' Solicitors' client account numbered 12455082 at Royal Bank of Scotland PLC of Fleet Street, London - Sort Code 16-00-11 or such other account or accounts as the Vendors' Solicitors shall specify;

      "P CORPORATION GROUP" means P Corporation and any subsidiaries of P Corporation from time to time;

      "P CORPORATION SHARES" means the 2,200,000 shares of common stock in P Corporation to be issued to the Vendors pursuant to clause 5;

      "P CORPORATION WARRANTIES" means the warranties set out in schedule 9;

      "PROHIBITED AREA" means the United Kingdom and such other territories in which any Group Company (as defined in relation to clause 8) has a commercial operation which produces an annual revenue of at least 5 per cent. of its total annual revenue;

      "PROPERTIES" means the properties details of which are set out in schedule 4;

      "PURCHASE PRICE" means the sum of Sterling (pound)28,255,844;

      "PURCHASERS' SOLICITORS" means Norton Rose, of Kempson House, Camomile Street, London EC3A 7AN;

      "REGISTRATION SIDE LETTER" means the letter in the agreed form to be entered into on Completion between P Corporation and the Vendors, relating to the registration of the P Corporation Shares;

      "RELATED COMPANY" in relation to any company means any subsidiary or holding company of that company or any subsidiary of that holding company;

      "RELEVANT SUBSTANCE" means any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste (as defined in the Environmental Protection Act 1990) which is capable of causing harm to man or any other living organism supported by the Environment or damaging the Environment or public health or welfare;

      "RELIEF" means any loss, relief, allowance, exemption, set-off, deduction, credit or other relief relating to any Taxation or to the computation of income, profits or gains for the purposes of any Taxation;

      "THE RESTRICTED PERIOD" shall mean: (a) in relation to Adrian Dear only the period of eighteen months from the Completion Date; (b) in relation to David Taylor only the period of three years from the Completion Date and thereafter the period of 12 months from the Termination Date; and (c) in relation to the individuals listed in Part C of schedule 6 (save for David Taylor) the period of three years from the Completion Date and thereafter until the Termination Date or if the Covenantor's employment is terminated for Cause 6 months from the Termination Date provided that if the Contract of Employment of any such individual is terminated during such three year period by his employer other than for Cause the relevant period shall be from Completion to the date 6 months from the Termination Date. If any such individual terminates his employment as a result of a breach by the employer of such individual's Contract of Employment or if his employer terminates his Contract of Employment by reason of redundancy the Restricted Period shall cease on the Termination Date;

      "RESTRICTED PRODUCTS" means:

      (a) all products which are produced, distributed or sold by the Company or any other Group Company at the Completion Date; and

      (b) any other products which are of a type similar to and competing with any of the products referred to in (a) above which the relevant Covenantor has been involved with in the ordinary course of his duties or had knowledge of and, in each case, for as long as a Covenantor is employed or retained by a Group Company, any future Restricted Products created during such employment or retainer;

      "RESTRICTED SERVICES" means:

      (a) all services which are supplied by the Company or any other Group Company at the Completion Date; and

      (b) any other services which are of a type similar to and competing with any of the services referred to in (a) above which the relevant Covenantor has been involved with in the ordinary course of his duties or had knowledge of and, in each case, for as long as a Covenantor is employed or retained by a Group Company any future Restricted Services provided during such employment or retainer;

      "SALE SHARES" means all of the 1,100,000 ordinary shares of 10p each in the capital of the Company in issue at the date of this Agreement referred to in column (3) of Part A of schedule l;

      "SECURITIES ACT" means the US Securities Act of 1933 (as amended);

      "SECURITY INTEREST" means a mortgage, lien, pledge, charge, hypothecation or other security interest (or an agreement or commitment to create any of them), but excluding:

      (a) any lien arising in the ordinary course of business to secure amounts of (pound)5,000 or less;

      (b) any unpaid vendor's or supplier's lien arising in the ordinary course of any Group Company's trading business to secure amounts due in respect of goods or services sold or supplied; and

      (c)   liens arising by operation of law, including a banker's lien;

      "SERVICE AGREEMENTS" means the service agreements to be entered into pursuant to clause 5.1(b)(v) between the Company and the persons listed in Part B of schedule 6;

      "SUBSIDIARIES" means the companies specified in schedule 3;

      "SUBSIDIARY" means a subsidiary (as defined by sections 736 and 736A CA
      1985) or a subsidiary undertaking (as defined by section 258 CA 1985);

      "TAXATION" has the meaning given to that expression in the Taxation Deed;

      "TAXATION AUTHORITY" has the meaning given to that expression in the Taxation Deed;

      "TAXATION DEED" means the deed in the agreed form;

      "TAX ELECTION" includes, but is not limited to, any election, claim, disclaimer or waiver relating to Taxation;

      "TAX RETURN" means any report, return, computation, estimate, declaration, statement or other written information to be supplied to any Taxation Authority in relation to any Taxation;

      "TAX WARRANTIES" means the Warranties set out in Part C of schedule 8;

      "TRUST" means the Murray 1987 Settlement;

      "TERMINATION DATE" means, in relation to any Covenantor, the date of termination (for whatever reason and whether in breach of contract or not) of his Contract of Employment;

      "US TRUST" means the Timothy James Ralph Sheldon Trust U/D/T May 27 1987;

      "US TRUSTEES" means K Ahl and E Kaier as trustees of the US Trust

      "VALUE ADDED TAX" or "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and legislation supplemental thereto or in any primary or secondary legislation promulgated by the European Community or any official body or agency thereof, any similar or equivalent tax imposed by any country or jurisdiction other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same;

      "VENDORS' SOLICITORS" means Garrett & Co., of 180 Strand, London WC2R 2NN;

      "VENDOR TRUSTEES" means Goddard Trustees (Jersey) Limited and Christopher Murray;

      "WARRANTIES" means the warranties contained in or referred to in clause
      7.2;

      "WARRANTORS" means those persons whose names are set out in Part B of schedule 1.

1.2   In this Agreement unless the context otherwise requires:

      (a) a document expressed to be "IN THE AGREED FORM" means a document in a form which has been agreed by the parties contemporaneously with or before the execution of this Agreement and which has, for the purposes of identification, been initialled by them or on their behalf;

      (b) references to a clause or schedule are to a clause, of or a schedule to, this Agreement, references to this Agreement include its schedules and references in a schedule or part of a schedule to a paragraph are to a paragraph of that schedule or that part of that schedule;

      (c) references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties;

      (d) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, Court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

      (e) words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons;

      (f) the contents table and the descriptive headings to clauses, schedules and paragraphs are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of this Agreement;

      (g) the word "company", except where used in reference to the Company, shall be deemed to include any partnership, undertaking or other body of persons, whether incorporated or not incorporated and whether now existing or hereafter to be formed;

      (h)

            (i) all agreements, obligations and liabilities on the part of each of the Vendors (other than the Warrantors) are several;

            (ii) unless expressly stated to the contrary, all agreements, obligations and liabilities (whether under warranties, representations, indemnities or otherwise) on the part of the Warrantors, whether in their capacity as Vendors or Warrantors shall be joint and several. Without limiting the generality of the foregoing and without prejudice to sub-clause (h)(i) above, the Warrantors shall be jointly and severally liable in respect of all agreements, obligations and liabilities of each of the Vendors other than the Warrantors.

      (i) the words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible.

1.3   In this Agreement, unless the context otherwise requires:

      (a) "enactment" means any statute or statutory provision (whether of the United Kingdom or elsewhere), subordinate legislation, as defined by section 21(1) Interpretation Act 1978, and any other subordinate legislation made under any such statute or statutory provision;

      (b) a reference to any enactment shall be construed as including a reference tO:

            (i) any enactment which that enactment has directly or indirectly replaced (whether with or without modification); and

            (ii) that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date hereof provided that the Vendors shall not be placed under any greater obligations than those obligations imposed on them under any enactment in force on the Completion Date.

2     PURPOSE OF THIS AGREEMENT
      -------------------------

2.1   This is an Agreement for the sale and purchase of the Sale Shares.


3     SALE OF THE SALE SHARES
      -----------------------

3.1 The Vendors (relying, as the Purchasers acknowledge, on the P Corporation Warranties and undertakings of the Purchasers referred to or contained in this Agreement) shall sell to the Purchasers and the Purchasers (relying, as the Vendors hereby acknowledge, on the Warranties, undertakings and indemnities of the Vendors referred to or contained in this Agreement or the Taxation Deed) shall purchase from the Vendors the Sale Shares.

3.2

      (a)

            (i) Each of the Vendors (save for the Vendors referred to in clause 3.2(a)(ii) below) shall sell and transfer the Sale Shares held by each Vendor as set forth in schedule 1 opposite his name free from all encumbrances and with full title guarantee.

            (ii) The Vendor Trustees and the US Trustees shall sell and transfer free from all encumbrances and with limited title guarantee all of the Sale Shares held by them in that capacity.


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



            (iii) For the purposes of this clause 3.2 "encumbrances" includes all claims, liens, charges, encumbrances and equities and other rights exercisable by third parties including any Security Interest.

3.3 Title to, beneficial ownership of, and any risk attaching to, the Sale Shares shall pass on Completion, and the Sale Shares shall be sold and purchased together with all rights and benefits attached or accruing to them at Completion (including the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after Completion).

3.4 Each of the Vendors hereby waives any rights of pre-emption conferred on him by the Articles of Association of the Company or otherwise over Sale Shares hereby agreed to be sold by the other Vendors including, without limitation the rights conferred on Messrs. Taylor and Sharples by article 41 thereof.

3.5 The Purchasers shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

4     CONSIDERATION
      -------------

4.1   The consideration for the sale of the Sale Shares shall be:

      (a) the payment on Completion by PUK to the Vendors of the Purchase Price; and

      (b)   the issue of the 2002 Loan Notes; and

      (c)   the issue of the P Corporation Shares.

4.2 The Purchase Price, the 2002 Loan Notes and the P Corporation Shares shall be payable to and issued to the Vendors in the respective proportions and amounts set out in columns 4(a), 4(b) and 4(c) of Part A of schedule 1 opposite their respective names.

4.3   If the Cash Value is:

      (a) a positive sum which is greater than [Pounds Sterling]8 million, the Purchasers shall pay to the Vendors by way of additional purchase consideration in accordance with clauses 4.4 and 4.5 a sum equal to the difference;

      (b) a positive sum which is less than [Pounds Sterling]8 million, the Vendors shall pay to the Purchasers in accordance with clauses 4.4 and 4.5 a sum equal to the difference;

      (c) a negative sum, the Vendors shall pay to the Purchasers in accordance with clauses 4.4 and 4.5 an amount equal to the negative sum plus [Pounds Sterling]8 million;

      (b) a positive sum which is less than [Pounds Sterling]8 million, the Vendors shall pay to the Purchasers in accordance with clauses 4.4 and 4.5 a sum equal to the difference;

      (c) a negative sum, the Vendors shall pay to the Purchasers in accordance with clauses 4.4 and 4.5 an amount equal to the negative sum plus [Pounds Sterling]8 million;

      (d) [Pounds Sterling]8 million, no payment or further payment from the Purchasers or either of them to the Vendors or from the Vendors to the Purchasers or either of them shall be made.

4.4

      (a) The Purchasers shall either: (a) make a provisional payment on Completion, under clause 4.3(a); or (as the case may be) (b) provisionally reduce the purchase consideration paid on Completion in respect of any sum payable by the Vendors under clauses 4.3(b) or
            (c), in each case calculated by reference to the provisional Cash Value agreed between the parties on the basis of statements and other information to be provided by the Vendors under clause 4.4(b)(iii);

      (b) Within 14 days after Completion the parties shall determine the actual Cash Value and any consequent adjustment to the provisional payment or provisional reduction in the purchase consideration (as the case may be) required for the purposes of calculating final amounts due under clauses 4.3(a) to (c). For this purpose each of the Vendors hereby irrevocably authorises Mr. K. Underwood and Mr.
            D. Taylor to agree the actual Cash Value and any such consequent adjustment on their behalf. In the event that the parties cannot reach agreement within such period any party may refer the matter for resolution to an independent accountant (to act as expert not arbitrator) agreed between the parties or, in default of agreement, appointed on the application of either the Vendors or the Purchasers, by the President of the Institute of Chartered Accountants of England and Wales. Every sum payable as a result of adjustment under this clause shall be paid within three business days after the date of determination of the adjustment; and

            (i) (where such sum is payable to the Vendors) by electronic funds transfer for value on the same day into the Nominated Account (and the Vendors' Solicitors are hereby authorised to receive it in such account) and payment of it into such account shall constitute a good discharge to the Purchasers in respect of it and the Purchasers shall have no obligation as to the distribution or allocation of such sum between the Vendors; or

            (ii) (where such sum is payable to the Purchasers) by electronic funds transfer for value on the same day into the client account of the



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



                  Purchasers' Solicitors, account number 16122869 - Sort Code 15-10-00 at the Royal Bank of Scotland plc, 62-63 Threadneedle Street, P.O. Box 412, London EC2R 8LA (and the Purchasers' Solicitors are hereby authorised to receive it in such account) and payment of it into such accounts shall constitute a good discharge to the Vendors in respect of it and the Vendors shall have no obligation as to the distribution or allocation of such sum between the Purchasers.

            (iii) The Vendors shall procure that bank statements in relation to all the current and other accounts of the Company with banks or other financial institutions in the United Kingdom or elsewhere are produced as at close of business on the date immediately preceding the Completion Date together with details of all cheques or other instruments drawn on any such accounts and that the same are delivered to the Purchasers at Completion.

4.5 All payments to or from each Vendor under clauses 4.3 and 4.4 shall be payable in the proportion that the Sale Shares sold by such Vendor bears to the aggregate number of Sale Shares. All payments to or by each of the Purchasers under clauses 4.3 and 4.4 shall be payable in the proportion that the number of Sale Shares acquired by that Purchaser bears to the aggregate number of Sale Shares.

5     Completion

5.1 Completion shall take place at the offices of the Purchasers' Solicitors or at such other place as the parties may agree on the Completion Date when all (but not part only unless the parties shall so agree) of the following business shall be transacted:

      (a) The Vendors shall deliver to the Purchasers or (in the case of the items referred to in clause 5.1(a)(iii) make available for collection by the Purchasers or their authorised representatives):

            (i) transfers in respect of the Sale Shares being transferred by each of them duly executed and completed in favour of the Purchasers as to 720,795 Sale Shares in favour of P Corporation and as to 379,205 Sale Shares in favour of PUK or as either of them may direct or have directed, together with the certificates for the Sale Shares therefor and the duly executed powers of attorney or other authorities under which any of the transfers and/or this Agreement or any other document required to be entered into pursuant to the terms hereof have been executed and certified copies of the Minutes recording the Resolution of the Boards of Directors or shareholders of such of the Vendors as are companies authorising the sale of the Sale Shares held by those Vendors and the execution of the transfers in respect of them;

                   copies of its Memorandum and Articles of Association or other constitutional documents;

            (iv) the Taxation Deed duly executed by each of the parties thereto (other than the Purchasers);

            (v) duly executed transfers (in favour of such person or persons as the Purchasers may direct or have directed) of all shares or other interests in the Subsidiaries not registered in the name of the Company or any other Group Company together with the certificates therefor;

            (vi) a certificate of non-crystallisation in respect of the debenture dated 21 October 1994 creating fixed and floating charges over the undertaking, property and assets of the Company in favour of The Royal Bank of Scotland plc;

            (vii)  the Disclosure letter; and

            (viii) a certificate from each of the Vendors who is to receive P
                   Corporation Shares in each case in the agreed form and completed Forms 8 and 1001 from each of the Vendors who is to receive 2002 Loan Notes.

      (b)   The Vendors shall:

              (i) cause the transfers mentioned in clause 5. l(a)(i) and 5. l(a)(v) to be resolved to be registered (subject only to their being duly stamped) notwithstanding any provision to the contrary in the Articles of Association or other constitutional documents of any relevant Group Company;

             (ii) cause the persons named in Part A of schedule 6 to be validly appointed as additional directors of the Company and the person named in Part E(i) of schedule 6 to be validly appointed as Secretary of the Company;

            (iii) on such appointments being made, cause the persons named in Part D of schedule 6 to cease to be Directors and employees and the person named in Part E(ii) of schedule 6 to cease to be Secretary of the Company and further cause all such persons to deliver to the Purchaser their written resignations of their respective offices and letters (executed as deeds) in the agreed form;

             (iv) procure that the Auditors shall resign their office as Auditors of each Group Company by depositing their written notice of resignation at its registered office in accordance with section 392

                  CA 1985 along with a statement under section 394 of that Act that there are no circumstances connected with their ceasing to hold office which they consider should be brought to the attention of the members or creditors of that Group Company;

            (v) procure that the Service Agreements and variations to contracts of employment (in each case in the agreed form) are executed by the persons listed in Part B and Part C of schedule 6; and

            (vi)  provide the Purchasers with evidence that Mr. A. Diprose, Miss
                  J. Faulkner-Smith and Miss J. Norombaba are no longer employed by any Group Company together with confirmation in the agreed form to the Company that such persons have no claim for loss of office or compensation or otherwise against any Group Company; and

            (vii) provide evidence to the Purchasers that the following consents and releases have been obtained in the agreed form;

                  (a) consent from each of the London Stock Exchange and McGraw Hill International (UK) Limited to the transfer of the Sale Shares by the Vendors to the Purchasers;

                  (b) a release from McGraw Hill International (UK) Limited to the Company and Mr. David Taylor of their respective obligations as set out in agreements dated 22 December 1992 and letters dated 6th April 1993, 1 November 1995, 8th January 1996, 8th February 1996 and 8th March 1996;

                  (c) Consents to change of control from Extel Financial Limited, AFX News Limited and Midas-Kapiti International Limited;

                  (d) a letter agreement in the agreed form evidencing the transfer of intellectual property rights from Cambridge Micro Applications (1985) Limited to the Company.

            (c) PUK shall pay the Purchase Price by electronic funds transfer for value on the day of Completion to the Nominated Account (and the Vendors' Solicitors are hereby authorised to receive it in such account) and payment of the Purchase Price into such account shall constitute a good discharge to PUK in respect of it and PUK shall have no obligation as to the distribution or allocation of the Purchase Price between the Vendors; and

      (d)   P Corporation shall:

            (i) issue the 2002 Loan Notes, to the Vendors in the amounts set out in column (4)(b) of Part A of schedule 1 opposite their respective names;

            (ii) issue the P Corporation Shares to the Vendors in the amounts set out in column (4)(c) of Part A of schedule 1 opposite their respective names and each of the Vendors hereby instructs P Corporation to register the P Corporation Shares issued to him subject to and in accordance with the Registration Side Letter;

            (iii) deliver in accordance with the letter dated 23 October 1996 from Reed Shaw Smith & McClay to each of those Vendors who have received the 2002 Loan Notes a letter of credit in the agreed form executed by Mellon Bank N.A.;

            (iv) deliver forms of legal opinion from each of Skadden Arps Slate Meagher & Flom, M. Kargula Esq. and Reed Smith Shaw & McClay in each case in the agreed form.

      (e)   The parties (other than 3i plc) shall join in procuring that:

            (i) the New Auditors shall be appointed auditors of each Group Company in place of the Auditors;

            (ii) all existing bank mandates in force for all Group Companies shall be altered (in such manner as the Purchasers shall at Completion require) to reflect the resignations and appointments referred to in sub-clause (b) above.

5.2 Each Vendor who receives P Corporation Shares hereby undertakes to P Corporation not to sell, transfer, assign or otherwise dispose of or pledge, charge or otherwise encumber in any manner all or any of such P Corporation Shares or any interest therein at any time during the period of 365 days from the Completion Date.

5.3 Notwithstanding the provisions of this clause 5, 3i plc ("3i"), one of the Vendors shall be required to deliver only the following documents to the Purchaser to satisfy its obligations pursuant to this clause 5:

      (i) a duly executed transfer in respect of those Sale Shares being sold by 3i hereunder;

      (ii) a share certificate in respect of the Sale Shares mentioned at (i) above;

      (iii) the Registration Side Letter;

      (iv) a notification, in the agreed form, relating to 3i's status as a non-US person; and

      (v) a copy of a letter from 3i's company secretarial department confirming the authorization of Mr. William Hiscocks to sign this Agreement.

6     POST-COMPLETION MATTERS
      -----------------------

6.1 Each of the Vendors hereby declares that for so long as he remains the registered holder of any of the Sale Shares after Completion he will at the Purchasers' reasonable cost (where applicable):

      (a) hold the Sale Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for whichever of the Purchasers to whom the same have been transferred and their respective successors in title;

      (b) deal with and dispose of the Sale Shares and all such dividends, distributions and rights as are described in clause 6.l(a) as whichever of the Purchasers to whom the same have been transferred or its successors may direct; and

      (c) if so requested by the Purchasers or either of them or any such successor:

            (i) vote at all meetings which he shall be entitled to attend as the registered holder of the Sale Shares in such manner as the Purchasers or any such successor may direct; and

            (ii) execute all instruments of proxy or other documents which the Purchasers may reasonably require and which may be necessary or desirable or convenient to enable the Purchasers or any such successor to attend and vote at any such meeting.

6.2 The Vendors shall execute or, so far as each is able, procure that any necessary third party shall execute all such documents and/or do or, so far as each is able, procure the doing of such acts and things as the Purchasers shall after Completion reasonably require in order to give effect to this Agreement and any documents entered into pursuant to it and to give to the Purchasers the full benefit of all the provisions of this Agreement and the Sale Shares.

7     WARRANTIES AND QUALIFICATIONS TO WARRANTIES
      -------------------------------------------

7.1 In consideration of the Purchasers entering into this Agreement the Warrantors hereby acknowledge that any statement in schedule 8 which is qualified as being made "so far as the Warrantors are aware" or "to the best of the knowledge, information and belief of the Warrantors" or any similar expression has been so qualified after due diligent and careful enquiries by the Warrantors (including enquiry of the executive directors, company secretary and financial controller of each Group Company and the tax accountants (in relation to tax issues only) and other accountants, pensions consultants and administrators (in relation to pension issues only) who act, or at the relevant time acted, for each Group Company) and that each of the Warrantors has used all reasonable endeavours to ensure that all information given, referred to or reflected in that statement is accurate in all material respects.

7.2   In consideration of the Purchasers entering into this Agreement:

      (a) Subject to clause 7.8 the Warrantors hereby warrant to each of the Purchasers (for itself and as trustee for its successors in title) in the terms as set out in Parts A and B of schedule 8; and

      (b) Each of the Vendors (other than the Warrantors) hereby warrants in respect of matters relating to itself only to each of the Purchasers (for itself and as trustee for its successors in title) in the terms of Part A of schedule 8

7.3 The provisions of this Clause 7.3 shall operate to limit the liability howsoever arising of the Vendors other than the Warrantors under the terms of this Agreement. Subject to clause 7.8(d) (in relation to the US Trustees only) the liability of each of the Vendors other than the Warrantors pursuant to the Warranties given by it in Part A of schedule 8 or otherwise under this Agreement shall not exceed the following amounts:-


      VENDOR                                     AMOUNT[POUND]
      3i Plc                                      3,088,058
      GNI Holdings Ltd                            3,186,867
      Harry Ferguson Holdings Ltd                 1,291,420
      the US Trustees                             2,582,840
      Technical Investments Holdings SA           2,058,500
      G. McCaldin                                   143,896
      S. Barnby                                     102,956
      R.A. James                                    102,956
      K. Young                                      102,894

7.4 The Warranties are given subject to information fairly disclosed with reasonable particularity in the Disclosure Letter.

7.5   Each of the paragraphs in schedule 8:

            (i)   shall be construed as a separate and independent Warranty; and

            (ii) save as expressly otherwise provided in this Agreement, shall not be limited by reference to any other paragraph in schedule 8 or by any other provision of this Agreement or the Taxation Deed and each of the Purchasers shall have a separate claim and right of action in respect of every breach of each such Warranty.

7.6 The Warranties shall not in any respect be extinguished or affected by Completion.

7.7 Each of the Warrantors hereby agrees with each of the Purchasers (for itself and as trustee for each Group Company and each Group Company's directors, employees, agents and advisers):

      (a) that the giving by any Group Company and/or any of its directors, employees, agents or advisers to any of the Vendors or their agents or advisers of any information or opinion in connection with the Warranties or the Taxation Deed or the Disclosure Letter or otherwise in relation to the business or affairs of any Group Company or in connection with the negotiation and preparation of this Agreement, the Taxation Deed or the Disclosure Letter shall not be deemed a representation, warranty or guarantee to the Vendors of the accuracy of such information or opinion;

      (b) to waive any right or claim which he may have against any Group Company and/or any of its directors, employees agents or advisers for any error, omission or misrepresentation in any such information or opinion; and

      (c) that any such right or claim shall not constitute a defence to any claim by either of the Purchasers under or in relation to this Agreement (including the Warranties) or the Taxation Deed.

7.8 The provisions of this clause 7.8 shall operate to limit the liability of the Warrantors as follows:

      (a) The Warrantors shall not be liable under the Warranties (other than the Tax Warranties) in respect of any claim:-

            (i) unless notice of it is given in writing by either of the Purchasers to each Warrantor setting out with reasonable particularity the grounds on which such claim is based within 2 years of Completion or, if later, the period from Completion to the date 90 days after the date of the auditors' report relating to the audited accounts of the Group for the financial period immediately following the current financial period of the Group after Completion (except that there shall be no such time limit in so far as any claim relates directly or indirectly to title to the Sale Shares);

            (ii) unless the aggregate amount of all claims for which the Warrantors would be liable under the Warranties exceeds US$400,000 provided that if this limit is exceeded all claims, including those previously notified, shall be accrued against the Warrantors;

            (iii) if and to the extent that proper provision or reserve was made for the matter giving rise to the claim in the Accounts or Interim Accounts or Management Accounts;

            (iv) for any loss arising from breach of the Warranties (other than the Tax Warranties) to the extent that any such loss is recovered under a policy of insurance in force on the date of this Agreement or would have been covered but for any change in the basis of cover, the cancellation of the relevant policies or non-payment of the premiums in respect of the relevant policies in each case at the direction of either of the Purchasers;

            (v) to the extent that the same arises out of any matter or thing done or omitted to be done pursuant to this Agreement or otherwise in each case at the written request or with the written approval of either of the Purchasers after the date hereof, save that this limitation will not apply to matters or things done or omitted to be done as required by law or pursuant to a legally binding commitment of a Group Company created on or before Completion or otherwise than in the ordinary course of business as carried on immediately before Completion;

      (b) The Warrantors shall not be liable under the Agreement (other than the Tax Warranties, the covenants in clause 8 and the indemnities in clause 9):-

            (i) based upon a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable;

            (ii) in respect of any matter, act, omission or circumstance to the extent that the same would not have occurred but for:-

                  (A) the passing of, or any change in, after the date of this Agreement, any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body;

                  (B) any change in accounting principles or practice of the Purchasers or any of the Group Companies other than as required to comply with U.K. generally accepted accounting principles;

      (c) Subject to clause 7.8(d) (in relation to the Vendor Trustees only) the aggregate amount of the liability howsoever arising of each of the

            Warrantors in respect of any claims under this Agreement and the Taxation Deed shall not exceed the following amounts:-

                                              [POUND]
            Adrian George Dear               1,544,030
            Paten Sarkis Knadjian            1,544,033
            Claire Anne Stevens              1,852,824
            David Anthony Taylor            11,734,593
            Kevin Reginald Underwood           926,425
            Barry Andrew Woodward              617,608
            the Vendor Trustees             37,057,263

      (d)

            (i) If and so long as there is no breach of the covenants contained in sub-clauses (ii) and (iii) below the aggregate liability of the Vendor Trustees in respect of any claims under this Agreement shall not exceed the realisable value of the capital assets held upon the trusts of the Trust net of the costs of realisation on the date(s) the Vendor Trustees receive notice of any claim under this Agreement

            (ii) The Vendor Trustees hereby covenant for the period of 2 years from the date hereof or the resolution of any claim made within that period under this Agreement not to sell transfer assign or otherwise dispose of any assets held upon the trusts of the Trust other than in the normal course of investment of trust assets provided that such investments are authorised under the terms of the Trust and that in making such investments the Vendor Trustees take the same degree of care that an ordinary reasonably prudent man of business would have taken other than to meet reasonable capital expenses properly incurred in the administration of the Trust nor to appoint new additional or substitutional trustees of the Trust without the prior written consent of the Purchasers

            (iii) In the case of (A) a transfer assignment or disposal to a beneficiary who is or becomes absolutely entitled to any assets under the terms of the Trust and (B) the appointment of a new or substitutional trustees of the Trust the Vendor Trustees covenant that prior to such transfer assignment disposal or appointment they shall procure that such beneficiary or such new additional or substitutional trustees shall enter into a direct covenant with the Purchasers in a form satisfactory to the Purchasers in respect of claims by the Purchasers under this Agreement and for the avoidance of doubt if no such direct covenant is entered into then the limitation on the liability of the Vendor Trustees contained in paragraph (i) above shall not apply



                                       2O

            (iv) The Purchasers covenant that in the event that the Vendor Trustees produce reasonable evidence to the Purchasers that the UK Inland Revenue has a valid claim against a beneficiary or settlor of the Trust for tax interest or penalties in respect of capital gains made by the Vendor Trustees or for inheritance tax payable in relation to the Trust then the Purchasers will give their written consent to the transfer to such beneficiary or settlor of sufficient capital assets for the sole purpose of discharging such tax interest or penalties provided that such beneficiary or settlor enters into a direct covenant with the Purchasers that such capital assets shall be used to discharge such tax interest or penalties

            (v) the limitations in sub-clauses 7.8 (d) (i) to (iv) (inclusive) shall also apply in relation to the US Trust and for this purpose reference in those sub-clauses to "the Vendor Trustees" shall be deemed to be references to the US Trustees, references to "the Trust" shall be deemed to be references to the US Trust and references to "the UK Inland Revenue" shall be deemed to be references to the US Internal Revenue Service as well as the UK Inland Revenue

      (e) none of the Vendor Trustees or the US Trustees shall incur any personal liability in respect of a breach of the Warranties except to the extent that such breach or claim arises as a result of or in connection with fraud of the Vendor Trustees or the US Trustees respectively;

      (f) without being a condition to any claim hereunder the Purchasers shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any loss or liability which might give rise to a claim under the Warranties (other than the Tax Warranties). If either of the Purchasers or any Group Company becomes aware of a matter that may give rise to a claim against the Warrantors under the Warranties (other than the Tax Warranties) notice of that fact shall be given as soon as is reasonably practicable to the Warrantors and if the claim in question is as a result of or in connection with a claim by or liability to a third party the claim shall not be compromised or settled without the consent of the Warrantors (such consent not to be unreasonably withheld or delayed) and that Purchaser (if requested promptly in writing by the Vendors and indemnified to their reasonable satisfaction by the Vendors against all costs, charges, liabilities and reasonable expenses which may as a result be incurred by that Purchaser or any Group Company) shall take and shall procure the relevant Group Company to take all such action as the Warrantors may reasonably request to avoid, dispute, resist, appeal, compromise or contest such claim or liability and shall make available and procure that the Group Companies shall make available to the Warrantors all such information and reasonable assistance as may be reasonably requested by the Warrantors and is available to it or them being information relevant for the purpose of avoiding, disputing, resisting, appealing, compromising or contesting any such claim or liability and the Warrantors shall keep all such information confidential.

      (g) if and to the extent that either of the Purchasers recovers from any third party in relation to any matter which may give rise to a claim under this Agreement (other than the Tax Warranties) which has been settled in full by the Warrantors, such Purchaser shall reimburse to the Warrantors who have settled such claim in proportion to the amounts paid by them respectively the amount so recovered (net of costs of recovery and of any Taxation suffered on the amount recovered) up to the amount paid by each such Warrantor;

      (h) in relation to any claim or alleged claim under this Agreement (other than the Tax Warranties) and without prejudice to the validity of the claim or alleged claim in question, the Purchasers shall allow, and shall procure that the relevant Group Companies allow, the Warrantors and their accountants and professional advisers to investigate the matter or circumstance giving rise or alleged to give rise to such claim and whether and to what extent any amount is payable in respect of such claim and for such purpose the Purchasers shall give and shall procure that the relevant Group Companies give, subject to their being paid all reasonable out-of-pocket expenses, all such assistance as the Warrantors or their accountants or professional advisers may request including access to and copies of any documents or other information in the possession of the Purchasers or the relevant Group Companies;

7.9 The provisions of clauses 3, 4 and 5 of the Taxation Deed shall apply mutatis mutandis in relation to any claim under the Tax Warranties as if set out in full in this Agreement.

7.10 In the event that any Vendor is liable to P Corporation or any body corporate to whom P Corporation has assigned the benefit of the warranties given to it pursuant to the terms of clause 20 ("ASSIGNEE") in respect of a claim under the Warranties then each such Vendor shall at its own choice either:

      (a) pay P Corporation or such Assignee a sum equal to the amount payable by such Vendor to in respect of such claim; or

      (b) calculate the number of P Corporation Shares which would be required to be transferred to satisfy the amount payable to P Corporation or such Assignee (as the case may be) by such Vendor in respect of such claim and notify P Corporation or such Assignee (as the case may be) that it requires P Corporation or such Assignee (as the case may be) to repurchase or cancel the relevant number of P Corporation Shares to satisfy such claim Provided that such Vendor may only require P Corporation or such Assignee to repurchase or cancel P Corporation Shares that have not been registered under the Securities Act with the SEC. For the purpose of this Clause 7.10 the transfer value of a

            P Corporation Share shall be deemed to be the closing price of such share on the New York Stock Exchange on the day prior to the Completion Date (the "P CORP SHARE PRICE").

            (i) If the Vendor holds sufficient P Corporation Shares to satisfy the mount payable under sub-clause (a) above, he shall deliver (or procure the delivery of) such documentation to P Corporation or such Assignee as may be required for P Corporation or such Assignee to repurchase or cancel the required number of P Corporation Shares.

            (ii) If the Vendor holds less than the required number of P Corporation Shares to satisfy the amount payable under subclause (a) above, the claim shall be satisfied:-

                  (A) firstly, by delivery of such documentation to P Corporation or such Assignee as may be required for P Corporation or such Assignee to repurchase or cancel the required number of P Corporation Shares; and

                  (B) secondly, by delivering to P Corporation or such Assignee a sum equal to the amount payable by such Vendor to satisfy the balance of his liability in respect of the claim

      Provided that if P Corporation or such Assignee is unable for legal or regulatory reasons (including compliance with the rules or codes of practice of any securities exchange) or reasonably determines that it would have a significant adverse effect on it or its business or assets to repurchase or cancel its shares at the time at which the relevant Vendor(s) wish to transfer the same the Vendor shall pay and settle such claim in cash. In the event that the amount of the liability of the relevant Vendor(s) in respect of the claim by P Corporation or its Assignee is finally determined or settled before registration of the P Corporation Shares then to the extent that the relevant Vendor(s) elected to satisfy such claims with P Corporation Shares which P Corporation or its Assignee is unable or unwilling to repurchase or cancel pursuant to the proviso above P Corporation or its Assignee (as the case may be) will (without prejudice to the right to commence or pursue legal proceedings for enforcement) defer actual collection of the cash amount equal to the number of P Corporation Shares offered to P Corporation or its Assignee multiplied by the P Corp Share Price until after registration of the P Corporation Shares.

7.11 Any Vendor who transfers P Corporation Shares pursuant to clause shall be responsible for and shall reimburse P Corporation in respect of all stamp, registration, transfer or similar taxes or imposts that may be payable in connection with such transfer.

7.12 The Purchasers hereby acknowledge that they do not enter into this Agreement in reliance on any warranties, representations or undertakings howsoever or to whomsoever made except in so far as such are embodied in the Agreement and the Taxation Deed and the other documents referred to in this Agreement.

7.13 For the avoidance of doubt, this clause 7 shall not preclude any Vendor from claiming against any other Vendor under any right of contribution or indemnity to which he may be entitled.

7.14 The satisfaction by the Vendors and/or the Warrantors of any claim under this Agreement (including the Warranties) shall be deemed to constitute a reduction in the consideration payable by the Purchasers for the sale of the Sale Shares.

7.15 The Purchasers hereby agree with the Vendors that in respect of any matter which gives rise to a liability under this Agreement (including the Warranties) and also under the Taxation Deed such liability shall not be satisfied more than once.

7.16 If the Purchasers have a claim under this Agreement against any Vendor (other than a Warrantor) and in respect of such claim the Purchasers or either of them wishes to claim against any one or more Warrantors on the basis of their joint and several liability the Purchasers or relevant Purchaser (as the case may be) shall join the relevant Vendor in any claim or proceedings brought against such Warrantor(s).

8     RESTRICTIVE COVENANTS
      ---------------------

8.1 Each of the Covenantors severally undertakes with each of the Purchasers that without the prior consent in writing of each of the Purchasers he will not directly, or indirectly whether by himself, his employees or agents and whether on his own behalf or on behalf of any other person, firm or company or otherwise howsoever, for the Restricted Period:

      (a) (subject to clause 8.5) carry on, be employed or otherwise engaged, concerned or interested in any capacity (whether for reward or otherwise) in, provide any technical, commercial or professional advice to, or in any way assist, any business which is or is about to be engaged in the production, distribution or sale of the Restricted Products or any of them, or the supply of the Restricted Services or any of them in the Prohibited Area in competition with the Company or any other Group Company and for the avoidance of doubt this restriction shall not apply to a business which is only an end user of the Restricted Products or the Restricted Services;

      (b) in relation to the Restricted Products or any of them or the Restricted Services or any of them solicit or canvass, accept orders from or otherwise deal with any person, firm, company or other organisation who:

            (i) was a customer of the Company or any other Group Company at any time during the three years prior to Completion; or

            (ii) at the date of Completion was in the process of negotiating or contemplating doing business with the Company or any other Group Company,

            and with whom that Covenantor had personal dealings in the course of his employment save that without prejudice to clause 8.1(a) this shall not prevent the Covenantor from merely accepting employment or engagement with such a person or organisation;

      (c) solicit or entice away or endeavour to solicit or entice away from the Company or any other Group Company any director or manager or salesman or other person employed or otherwise engaged by that Group Company on the date of Completion, whether or not that person would commit any breach of his contract of employment by reason of his leaving the service of that Group Company;

      (d) employ or otherwise engage any person who at the date of Completion or during the period of three years prior thereto was employed or otherwise engaged by the Company or any other Group Company and who by reason thereof is or is reasonably likely to be in possession of any of the Confidential Information; and

8.2 Each of the Covenantors severally undertakes with each of the Purchasers that he will not at any time after Completion directly or indirectly, whether by himself, his employees or agents or otherwise howsoever:

      (a) engage in any trade or business or be associated with any person firm or company engaged in any trade or business using the name Primark, ICV, Datastream, I/B/E/S, Disclosure, Worldscope and Vestek or any name incorporating such words or any similar name or names or any colourable imitation thereof unless and until (in relation to any of those names) the Primark Group permanently discontinues use of the same;

      (b) (subject to clause 8.4) in the course of carrying on any trade or business, claim, represent or otherwise indicate any present association with the Company or any other Group Company;

      (c) (subject to clause 8.4) without the consent of the Company use, whether on his own behalf or on behalf of any third party, or divulge to any third party, any of the Confidential Information.

8.3 Each of the Vendors severally undertakes with the Company and with each of the Purchasers in the terms of clause 8.2(c) such that, if the Company or any other Group Company shall have obtained any of the Confidential Information from any third party under an agreement including any restriction on disclosure known to him, he will not at any time without the consent of the Company infringe that restriction.

8.4

      (a) The restriction in clause 8.1(a) shall not operate to prohibit the Covenantors from holding in aggregate up to 5 percent of the shares of any competing company the shares of which are listed or dealt in on a recognised stock exchange;

      (b) The restriction in clause 8.2(b) shall not operate to prohibit any of the Covenantors who continues in the employment of any Group Company after Completion from claiming, representing or indicating his association in that capacity with that Group Company during the continuance of that employment and in accordance with the terms of his service agreement or contract of employment..

      (c)   The restrictions in clauses 8.2(c) and 8.3 shall not apply:

            (i) in respect of any of the Confidential Information which is in or becomes part of the public domain, other than through a breach of the obligations of confidentiality set out in this Agreement; or

            (ii) to any of the Vendors to the extent only that he is required to disclose Confidential Information by any applicable law, governmental order, decree, regulation, licence or rule or pursuant to the regulations of any securities exchange or regulatory or governmental body to which he is subject provided that in such circumstances the relevant Vendor(s) shall take all reasonable steps to procure that such disclosure is made in confidence.

8.5 Each of the Covenantors agrees with the Company and the Purchasers that the restrictive covenants in clauses 8.1 to 8.3 inclusive are, and each of the Vendors other than the Covenantors agrees that the restrictive covenants in clause 8.3 are, reasonable and necessary for the protection of the value of the Sale Shares and the Company and that having regard to that fact those covenants do not work harshly on him.

8.6

      (a) The Vendors hereby acknowledge that they have had the opportunity to take independent advice on the restrictions in clauses 8.1 to 8.3 inclusive.

      (b) While those restrictions are considered by the parties to be reasonable in all the circumstances, it is agreed that if any of those restrictions, by themselves or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Purchasers but would be adjudged reasonable if part or parts of the wording thereof were deleted or amended or qualified or the periods thereof were reduced or the range of products or area dealt with were thereby reduced in scope, then the relevant restriction or restrictions shall apply with such modification or modifications as may be necessary to make it or them valid and effective.

9     INDEMNITIES
      -----------

9.1 Subject to clause 7.8(c) the Warrantors hereby undertake and agree to indemnify the Purchasers and hold them harmless in respect of all losses, costs, claims, liabilities, fines, penalties, damages and expenses of whatever nature and howsoever arising that may be suffered or incurred by the Purchasers or the Company as a result of:

      (a) any breach by the Company of the provisions of the Consumer Credit Act 1974 or any other consumer credit laws or regulations in relation to the supply of equipment to its customers under agreements existing at Completion;

      (b) any third party claim or action against the Company or termination of any customer contract prior to the earliest date on which the customer could otherwise terminate such contract on simple notice for failure to perform or breach of or misrepresentation by or on behalf of the Company prior to Completion in respect of any written representation or commitment referred to in paragraph 7.2 of the Disclosure Letter;

      (c) any failure by the Company to obtain necessary landlord and other consents or breach of obligations by the Company in respect of the alterations improvements and other works described in paragraph 12.5 and 9 of the Disclosure Letter;

      (d) any failure by the Company to obtain and/or maintain professional indemnity; insurance as described in paragraph 11.3 of the Disclosure Letter prior to Completion or any failure by Comstock to obtain or maintain such insurance as a result of failure by the Company to pay its agreed premium contribution when required prior to Completion;

      (e) any Environmental Claim in respect of the property described in paragraph 13.1 of the Disclosure Letter save for a claim which arises as a result of a voluntary act by the Purchasers after Completion or by the Company at the direction of the Purchasers other than the continued occupation of the relevant property.

      (f) the Company being or becoming liable to make any payments to any person as a result of the reconciliation referred to in paragraph
            7.6 of the Disclosure Letter other than VAT that is recovered from the UK tax authorities.

9.2 The Warrantors shall not be liable under the indemnities set out in clause 9.1:

      (a) unless the amount of all claims for which the Warrantors would be liable under that clause exceeds US$75,000 provided that if this limit is exceeded all claims including those previously notified shall be accrued against the Warrantors;

      (b) unless notice of it is given in writing by the Purchasers to each Warrantor setting out with reasonable particularity the grounds on which such claim is based within 2 years of Completion.

10    CONTINUING EFFECTS OF THIS AGREEMENT
      ------------------------------------

10.1 No provision of this Agreement or of any agreement or arrangement of which this Agreement forms part and which is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 shall take effect until the day after the date on which particulars required by those Acts to be furnished to the Director General of Fair Trading in respect of this Agreement or of the agreement or arrangement of which it forms part have been furnished to him in accordance with those Acts.

10.2 All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed and Completion shall not constitute a waiver of any of the Purchasers' rights in relation to this Agreement or the Taxation Deed.

11    ANNOUNCEMENTS
      -------------

11.1 Each of the Vendors hereby undertakes with each of the Purchasers to provide all such information known to him or which on reasonable enquiry ought to be known to him and relating to the Company or the Group as each of the Purchasers may reasonably require for the purpose of complying with any requirements of law or of any stock exchange or other regulatory authority.

11.2 Save as expressly required by law by any relevant national or supra-national regulatory, governmental or quasi-governmental authority, all announcements or circulars by, of or on behalf of any of the parties hereto relating to the sale and purchase hereunder shall be in terms to be approved in writing by each of the Purchasers in advance of issue. The Purchasers undertake to provide the Vendors with a copy of any announcement made in relation to this Agreement prior to its publication.

12    RELEASES, WAIVERS ETC., BY THE PURCHASERS
      -----------------------------------------

12.1 Each of the Purchasers may, in its discretion, in whole or in part release, compound or compromise, or waive its rights or grant time or indulgence in respect of, any liability to it under this Agreement or the Taxation Deed and may do so as regards any one or more of the Vendors or the Warrantors under that liability without in any way prejudicing or affecting the liability of or its rights against any other of the Vendors or Warrantors in respect of the same or a like liability, whether joint and several or otherwise.

12.2 Subject to clause 12.3, neither the single or partial exercise or temporary or partial waiver by either of the Purchasers of any right, nor the failure by either of the Purchasers to exercise in whole or in part any right or to insist on the strict performance of any provision of this Agreement, nor the discontinuance, abandonment or adverse determination of any proceedings taken by either of the Purchasers to enforce any right or any such provision shall (except for the period or to the extent covered by any such temporary or partial waiver) operate as a waiver of, or preclude any exercise or enforcement or (as the case may be) further or other exercise or enforcement by the Purchaser of, that or any other right or provision.

12.3  All references in clause 12.2 to:

      (a) any right shall include any power, right or remedy conferred by this Agreement on, or provided by law or otherwise available to, the Purchasers; and

      (b)   any failure to do something shall include any delay in doing it.

12.4 The giving by either of the Purchasers of any consent to any act which by the terms of this Agreement requires such consent shall not prejudice the right of that Purchaser to withhold or give consent to the doing of any similar act.

12.5 Without prejudice to the generality of clause 12.1, if any Vendor or Warrantor shall for any reason not be liable hereunder in respect of any breach of this Agreement or be released by either of the Purchasers from any such liability, the other Vendors or Warrantors, as the case may be, shall remain liable in full in respect of such breach notwithstanding and without prejudice to their right to a contribution.

13    NOTICES
      -------

13.1 Except as otherwise provided in this Agreement, every notice under this Agreement shall be in writing in the English language and shall be deemed to be duly given if it (or the envelope containing it) identifies the party to whom it is intended to be given as the addressee and:

      (a) it is delivered by being handed personally to the addressee (or, where the addressee is a corporation, any one of its directors or its Secretary); or

      (b) it is delivered by being left in a letter box or other appropriate place for the receipt of letters at the addressee's authorised address; or

      (c) the envelope containing the notice is properly addressed to the addressee at his authorised address and duly posted by first class mail or express or other fast postal service or registered post or the recorded delivery service (or by airmail registered post if overseas)

      and, in proving the giving or service of such notice, it shall be conclusive evidence to prove that the notice was duly given within the meaning of this clause 13.1. The fact that the intended recipient of a notice shows that he did not receive the same, whether or not that fact was known to the giver of the notice, shall not derogate from the effectiveness in law of the service as provided by this clause. Without affecting the validity or effectiveness of service thereof, a copy of any notice given under this clause to any Vendor shall be given to the Vendors' Solicitors (reFRHK/LJF).

13.2 For the purposes of this clause 13 the authorised address of each of the Vendors and the Warrantors shall be those addresses set out in schedule 1 or in relation to each Vendor such other address as that Vendor may notify to the Purchasers, and the authorised address of (respectively) each of the Purchasers and the Company and each of the Subsidiaries shall be the address set out in this Agreement or such other address as either of the Purchasers shall notify the Vendors and the Warrantors from time to time

13.3 Any notice duly given within the meaning of clause 13.1 shall be deemed to have been both given and received:

      (a) if it is delivered in accordance with clause 13.1(a) or 13.1(b), on such delivery;

      (b) if it is duly posted in accordance with clause 13.1(c) by any of the methods there specified, on the second (or, when sent airmail, fifth) business day after the day of posting or

13.4 P Corporation irrevocably appoints Datastream International Limited of Monmouth House, 58-64 City Road, London, EC1Y 2AL as its agent to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement or any document to be entered into pursuant to this Agreement. If such process agent ceases to be able to act as such or to have an address in England, P Corporation irrevocably agrees to appoint a new process agent in England and to deliver to the Vendors within fourteen days a copy of a written acceptance of appointment by the process agent. Nothing in this Agreement shall affect the right to service process in any manner permitted by law.

13.5 For the purposes of this clause 13 "notice" shall include any request, demand, instructions, communication or other document.

14    TIME
      ----

14.1 Time shall be of the essence of this Agreement as regards any time, date or period fixed by this Agreement for the performance of any obligation by any of the parties hereto whether as originally fixed or as altered in any manner provided herein.

15    ENTIRE AGREEMENT
      ----------------

15.1 This Agreement (together with all documents which are required by its terms to be entered into by the parties or any of them and all those terms of any other documents which this Agreement expressly preserves and all other documents which are in the agreed form and are entered into by the parties or any of them in connection with this Agreement) sets out the entire agreement and understanding between the parties in connection with the Company and the sale and purchase and other matters described in it.

15.2 Without prejudice to the generality of clause 15.1, this Agreement shall supersede as from the date hereof a letter of intent dated 2nd August 1996 from P Corporation and confidentiality letters dated 14 August 1996 and 18 September 1996.

16    ALTERATIONS
      -----------

16.1 No purported alteration of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each party hereto.

17    SEVERABILITY
      ------------

17.1 Each provision of this Agreement is severable and distinct from the others. The parties intend that every such provision shall be and remain valid and enforceable to the fullest extent permitted by law. If any such provision is or at any time becomes to any extent invalid, illegal or unenforceable under any enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement but (except to that extent in the case of that provision) it and all other provisions of this Agreement shall continue in full force and effect and their validity, legality and enforceability shall not be thereby affected for impaired, provided that the operation of this clause would not negate the commercial intent and purpose of the parties under this Agreement.

17.2 If any provision of this Agreement is illegal or unenforceable as a result of any time period being stated to endure for a period in excess of that permitted by a regulatory authority, that provision shall take effect with a time period that is acceptable to the relevant regulatory authorities subject to it not negating the commercial intent of the parties under this Agreement.

18    COUNTERPARTS
      ------------

18.1 This Agreement may be entered into in the form of two or more counterparts each executed by one or more of the parties but, taken together, executed by all and, provided that all the parties so enter into the Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

19    PAYMENT OF COSTS
      ----------------

19.1 Each of the parties hereto shall be responsible for his/its respective legal and other costs incurred in relation to the negotiation, preparation and completion of this Agreement, the Taxation Deed and all ancillary documents Provided that in the event that Completion of this Agreement takes place (but not otherwise) the Purchasers shall pay the costs of the Vendors' financial advisers Broadview Associates up to a maximum of(pounds sterling)1.4 million.

20    SUCCESSORS AND ASSIGNS
      ----------------------

20.1 This Agreement shall be binding on and shall enure for the benefit of the successors in title and personal representatives of each party.

20.2 Save as provided in clause 20.3, none of the parties hereto shall be entitled to assign the benefit of any rights under this Agreement.

20.3

      (a) The benefit of this Agreement (including the Warranties) and the Taxation Deed shall subject to sub-clause (c) below be freely assignable by each of the Purchasers to any wholly owned subsidiary of P Corporation and, in the event of any such assignment, all references in this Agreement and the Taxation Deed to that Purchaser shall be deemed to include its assigns

      (b) Any assignment by P Corporation shall be conditional upon the assignee accepting the rights of the Warrantors under clause 7.10. In the event of any assignment by either or both of the Purchasers the liabilities of the Vendors under this Agreement shall not be greater than they would have been had such assignment not taken place;

      (c) If any Assignee ceases to be a wholly owned subsidiary of P Corporation, P Corporation shall procure that before such cessation such Assignee reassigns the benefit of the Warranties to P Corporation or a wholly owned subsidiary of P Corporation;

21    APPLICABLE LAW AND SUBMISSION TO JURISDICTION
      ---------------------------------------------

21.1 This Agreement shall be governed by and construed in accordance with English law.

21.2 It is hereby agreed that if any party has any claim against another party arising out of or in connection with this Agreement such claim shall be referred to the

      High Court of Justice in England, to the jurisdiction of which each of the parties hereto irrevocably submits.


IN WITNESS whereof this Agreement has been entered into the day and year first above written.

                                   SCHEDULE 1
                                   ----------

                   Vendors, the Warrantors and the Covenantors
                   -------------------------------------------

                     Part A - The Vendors of the Sale Shares
                     ---------------------------------------

        (1)                        (2)                     (3)                         (4)
                                                                                     Purchase Price
       Name              Address (registered office   Number of Sale    (a)Cash      (b)Loan         (c)P Corporation
                          in the case of companies)      Shares                         Notes             Shares
                                                                        [POUND]      (face value)          No.
                                                                                          $

GNI Holdings Ltd         4th Floor Atrium Building,         51,600         1,317,172                     103,671
                         Cannon Bridge, Dowgate Hill,
                         London EC4R

David Taylor             42 Abbey Gardens London           189,890         1,389,659    5,500,000        381,735
                         NW8 9AT

Anita Taylor             42 Abbey Gardens London               110             6,694
                         NW8 9AT

3i plc                   91 Waterloo Road London SE1        50,000         1,276,327                     100,457
                         8XP

Harry Ferguson           24 Little Chester Street, London   20,910           533,755                      42,011
Holdings Ltd             SW1X 7AP

K.E. Ahl & E.J. Kaier,   1100 One Penn Center,              41,820         1,067,512                      84,022
trustees for the         Philadelphia, PA l9103 USA
Timothy James Ralph
Sheldon Trust U/D/T
May 27, 1987)

Technical Investments    c/o Tapia, Linares & Alfaro        33,330           850,811                      66,964
Holding SA               Apurtado 7412,
                         Panama 5,
                         Republico de Panama

Goddard Trustees         P O Box 344                       600,010        15,316,178                   1,205,501
(Jersey) Limited and     5 Osprey House
Christopher Murray       5 Old Street
(held as bare nominees   St Helier Jersey
by Goddard Trustees      JE4 8UZ
(Jersey) Limited
(150,000) and Goddard
Trustees Inc. (450,010)

G McCaldin               8 Christchurch Road, Bristol        2,330            59,474                       4,681



        (1)                        (2)                     (3)                         (4)
                                                                                     Purchase Price
       Name              Address (registered office   Number of Sale    (a)Cash      (b)Loan         (c)P Corporation
                          in the case of companies)      Shares                         Notes             Shares
                                                                        [POUND]      (face value)          No.
                                                                                          $



C A Stevens              The Pond House Swelling Hill       30,000         137,846      1,000,000        60,274
                         Ropley, Alresford, Hampshire
                         S024 ODA

Adrian Dear              21 Waynefleet Tower Avenue,        25,000         167,214        750,000        50,228
                         Esher,
                         Surrey
                         KT10 8Q9

Paren Knadjian           Red Leaves,                        24,890         317,511        500,000        50,228
                         Summerhouse Road
                         Godalining, Surrey
                         GU7 1PY

Sarah Gant               Red Leaves,                           110           6,694
                         Summerhouse Road
                         Godalming, Surrey
                         GU7 1PY

Kevin Underwood          3 White Causeway                   14,250          23,295        500,000        30,137
                         Chobham
                         Knaphill, Surrey
                         GU2 2TU

Karen Underwood          3 White Causeway                      750          45,639
                         Chobham
                         Knaphill, Surrey
                         GU2 2TU

Barry Woodward           52 Woodham Park Road,               9,100         232,289                       18,283
                         Woodham
                         Weybridge, Surrey
                         KT14 7AF



        (1)                        (2)                     (3)                         (4)
                                                                                     Purchase Price
       Name              Address (registered office   Number of Sale    (a)Cash      (b)Loan         (c)P Corporation
                          in the case of companies)      Shares                         Notes             Shares
                                                                        [POUND]      (face value)          No.
                                                                                          $


Tracy Woodward           52 Woodham Park Road                 900           22,981                         1,808
                         Woodham
                         Weybridge, Surrey
                         KT15 3ST

Simon Barnby             High Trees                         1,667          101,440
                         Duncombe Road
                         Godalming, Surrey
                         GU7 1SF

Andy James               53 Bray Road,                      1,667          101,440
                         Guildford, Surrey
                         GU2 5LM

Karen Young              15 Rugosa Road                     1,666          101,379
                         West End
                         Woking, Surrey
                         GU24 9PA


                             Part B - The Warrantors
                             -----------------------

(1)                           (2)

Name                          Address
----                          -------

Adrian George Dear            21 Waynefleet Tower Avenue, Esher,
                              Surrey KT10 8Q9

Paren Sarkis Knadjian         Red Leaves, Summerhouse Road,
                              Godalming, Surrey GU7 1PY

Claire Ann Stevens            The Pond House, Swelling Hill, Ropley,
                              Alresford, Hampshire SO24 0DA

David Anthony Taylor          42 Abbey Gardens, London NW8 9AT

Kevin Reginald Underwood      3 White Causeway, Chobham, Knaphill,
                              Surrey GU21 2TU

Barry Andrew Woodward         52 Woodham Park Road, Woodham,
                              Weybridge, Surrey KT14 7AF

the Vendor Trustees           PO Box 344, 5 Osprey House,
                              5 Old Street, St. Helier, Jersey JE4 8UZ

                            Part C - The Covenantors
                            ------------------------

David Anthony Taylor

Kevin Reginald Underwood

Paten Sarkis Knadjian

Claire Ann Stevens

Adrian George Dear

Barry Andrew Woodward

                                   SCHEDULE 2
                                   ----------


                                   The Company
                                   -----------



Date and place of incorporation:   23 April 1981 in England and Wales

Registered number:                 1557537

Registered office:                 ICV House
                                   72 Chertsey Road
                                   Woking
                                   Surrey GU21 5B$

Authorised share capital:          [Pound Sterling]1,740,000 divided into
                                   1,100,000 ordinary shares of 10p each,
                                   150,000 'A' cumulative redeemable preference shares of [Pound Sterling]1 each, 880,000 'B' redeemable preference shares of [Pound
                                   Sterling]1 each and 600,000 'C' redeemable preference shares of [Pound Sterling]1 each

Issued share capital:              1,100,000 ordinary shares of 10p each

Directors:                         Adrian George Dear
                                   Paren Sarkis Knadjian
                                   Christopher John Sharples
                                   Claire Ann Stevens
                                   David Anthony Taylor
                                   Kevin Reginald Underwood
                                   Barry Andrew Woodward

Secretary:                         Kevin Reginald Underwood

Auditors:                          Robson Rhodes

Bankers:                           The Royal Bank of Scotland plc

Accounting reference date:         31 December

                                   SCHEDULE 3
                                   ----------

                                The Subsidiaries
                                ----------------

Name:                              Interquote Limited

Date and place of Incorporation:   28 May 1981 in England and Wales

Registered number:                 1564336

Registered office:                 ICV House
                                   72 Chertsey Road
                                   Woking
                                   Surrey GU21 5BJ

Authorised share capital:          [Pound Sterling]100 divided into 100 ordinary
                                   shares of [Pound Sterling]1 each

Issued share capital:              2 ordinary shares

Directors:                         David Anthony Taylor
                                   Christopher John Sharples

Secretary:                         Christopher John Sharples

Auditors:                          Robson Rhodes

Bankers:                           The Royal Bank of Scotland plc

Accounting reference date:         31 December

Name:                              ICV Europe Limited

Date and place of Incorporation:   23 February 1987, Jersey,
                                   Channel Islands

Registered number:                 37038

Registered office:                 14 Britannia Place, Bath Street, St Helier,
                                   Jersey

Authorised share capital:          [Pound Sterling]10,000 divided into 10,000
                                   ordinary shares of [Pound Sterling]1 each

Issued share capital:              9 Ordinary Shares

Directors:                         David Anthony Taylor, Christopher Murray,

                                   Richard Harwood

Secretary:                         Onbond Secretaries Limited

Auditors:                          Robson Rhodes

Bankers:                           The Royal Bank of Scotland plc

Accounting reference date:         31 December

Name:                              ICV Benelux BV

Date and place of incorporation:   22 February 1983 - Rotterdam, The
                                   Netherlands

Registered number:                 236975

Registered office:                 c/o BDO Camps Obers Belastingadviseurs
                                   Postbus 197,2670 AD Naaldwijk

Authorised share capital:          DFL 50,000 divided into 50,000 ordinary
                                   shares of DFL 1 each

Issued share capital:              DFL 35,000

Directors:                         Kevin Underwood

Secretary:                         Kevin Underwood

Auditors:                          BDO Camps Obers

Bankers:                           Rabobank

Accounting reference date:         31 December

                                   SCHEDULE 4
                                   ----------

                                 The Properties
                                 --------------

   Property                Tenure              Owning               Use
   --------                ------              ------               ---
                                               Company
                                               -------

Ground and First         Leasehold           ICV Limited       Offices with
Floor Skandia            from 1st July                         storage
House 23 College         1995 expiring                         communica-
Hill London EC4          24th June 2003                        tions and
                                                               electronic
                                                               repair

Basement, part           Leasehold           ICV Limited       Offices with
ground floor and         Basement and                          storage
first floor Pellipar     first floor for                       communica-
House Cloak Lane         15 years to                           tions and
London EC4               24th June                             electronic
                         2008. Ground                          repair
                         floor 10 years
                         to 28th
                         September
                         2003


ICV House 72             Leasehold 25        ICV Limited       Offices with
(originally numbered     years from                            storage
74) Chertsey Road        May 1983                              communica-
Woking Surrey                                                  tions and
                                                               electronic
                                                               repair

Room 22 Ground           Leasehold 21        ICV Limited       Offices with
Floor Churchill          years from                            storage
House Pontefract         24th August                           communica-
West Yorkshire           1995                                  tions and
                                                               electronic
                                                               repair

Veritas House            Freehold            ICV Limited       Offices with
68 & 70 Chertsey                                               storage
Road, Woking                                                   communica-
Surrey                                                         tions and
                                                               electronic
                                                               repair

Unit 4 Boundary          Leasehold 25        ICV Limited       Light
Business Centre          years from 24                         industrial
Boundary Road,           June 1993
Woking, Surrey

Rooms 99 and 100         Leasehold 3         ICV Limited       Offices with
Ground floor Royal       years from 25                         storage
London Buildings,        March 1995                            communica-
Baldwin Street,                                                tions and
Bristol                                                        electronic
                                                               repairs

35/37 Great Charles      Leasehold 6         ICV Limited       Offices with
Street (Part)            years from 29                         storage
Birmingham               September                             communica-
                         1995 to 28                            tions and
                         September                             electronic
                         2001                                  repairs

                                   SCHEDULE 5

                       DELETED - INTENTIONALLY LEFT BLANK

                                   SCHEDULE 6
                                   ----------

                             Directors and employees
                             -----------------------

                          Part A - Additional Directors
                          -----------------------------

                                Joseph E Kasputys





                 Part B - Persons to receive Service Agreements
                 ----------------------------------------------

                              Christopher Shatples

                              David Anthony Taylor





Part C - Persons to receive deed of variation to current service agreements
---------------------------------------------------------------------------

                              Paren Sarkis Knadjian

                               Claire Ann Stevens

                            Kevin Reginald Underwood

                              Barry Andrew Woodward





                          Part D - Resigning Directors
                          ----------------------------

                                 Paren Knadjian

                                 Claire Stevens

                                 Kevin Underwood

                                   Adrian Dear

                                 Barry Woodward

                     Part E - New and Resigning Secretaries
                     --------------------------------------

                       (i) Dorota Warren - New Secretary

                   (ii) Kevin Underwood - Resigning Secretary

                                   SCHEDULE 7

                       DELETED - INTENTIONALLY LEFT BLANK

                                   SCHEDULE 8
                                   ----------

                                MATTERS WARRANTED
                                -----------------


                      PART A - WARRANTIES FROM THE VENDORS
                      ------------------------------------

1    POWERS AND OBLIGATIONS OF THE VENDORS
     -------------------------------------

1.1 Each Vendor has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and, where appropriate, the Taxation Deed.

1.2 The execution and delivery of, and the performance of the obligations of each corporate Vendor under this Agreement and, where appropriate, the Taxation Deed have been duly authorised by all necessary corporate action on the part of that Vendor whether under its articles of association or otherwise.

1.3 This Agreement constitutes, and, if appropriate, the Taxation Deed and the other documents executed by the Vendors which are to be delivered at Completion will, when executed, constitute legal, valid and binding obligations of each Vendor in accordance with their respective terms.

1.4 The execution and delivery of, and the performance by each Vendor of its obligations under, and compliance with the provisions of, this Agreement and, where appropriate, the Taxation Deed by each Vendor will not:

     (a) in relation to any corporate Vendor result in a violation of any provision of the memorandum or articles of association or other constitutional document of that Vendor; or

     (b) result in a breach of, or constitute a default under, any instrument to which that Vendor is a party or by which that Vendor or any of its properties is subject or bound; or

     (c) result in a violation of any law or regulation in any jurisdiction having the force of law or of any order, judgement or decree of any court or governmental agency or agreement to which any Vendor is a party or by which any Vendor or any of its properties is subject or bound; or

     (d) conflict with, violate, result in a breach of, or cause a default under any other material restriction of any kind or character to which that Vendor or any of its properties is subject.

1.5 No consent, authorisation, licence or approval of any corporate Vendor's shareholders or of any governmental, administrative, judicial or regulatory body, authority or organisation is required to authorise the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or, if appropriate, the

     Taxation Deed or the performance by any Vendor of its obligations under this Agreement or, if appropriate, the Taxation Deed or to avoid the violation or breach of, or a default under, any lease, commitment, note, indenture, mortgage, lien, instrument, plan, licence, contract or agreement to which any Vendor or any of its properties is subject.

1.6 Each Vendor hereby represents and warrants to the Purchasers that in entering into and delivering this Agreement it has sought its own advice and, in particular, acknowledges that it has not relied upon, in any manner whatsoever, save to the extent set out in clause 3.1 of this Agreement, the Purchasers or its professional advisers in entering into and delivering this Agreement.

1.7 Set out in schedule 1 are the current legal and beneficial owners of all the issued and outstanding shares of the Company and the shares owned by each Vendor.

                 PART B - GENERAL WARRANTIES FROM THE WARRANTORS
                 -----------------------------------------------

1    CONSTITUTION AND STRUCTURE OF THE GROUP
     ---------------------------------------

1.1 The Company is duly incorporated under the laws of England and Wales and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

1.2 The shares set out in Part A of schedule 1 (being the Sale Shares) constitute the entire issued share capital of the Company and all the other information set out in Part A of schedule 1 and all the information set out in schedules 2 and 3 is complete and accurate in all respects.

1.3 All issued and outstanding shares in the capital of the Company are validly issued, and fully paid. There are no shares in the capital of the Company or securities convertible into shares of the Company outstanding and there are no outstanding options, warrants or rights to purchase or acquire any shares in the capital of the Company or securities convertible into shares in the capital of the Company.

1.4 No consent, authorisation, licence or approval of any person or of any governmental, administrative, judicial or regulatory body authority or organisation is required to authorise the validity, execution, or delivery by the Vendors of this Agreement or, if appropriate the Taxation Deed, or, the enforceability or admissibility in evidence of this Agreement or, if appropriate, the Taxation Deed (as far as the Warrantors are aware) or to avoid (a) the loss of any permit or licence or other governmental authorisation held by the Company (b) the violation or breach of or a default under any lease commitment note indenture mortgage lien instrument plan licence contract or agreement to which the Company or any of its properties is subject or (c) giving to others any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, agreements, contracts or business of the Company.

1.5 There are no contracts, commitments, understandings, arrangements or restrictions by which the Company is bound to issue additional shares or securities convertible into shares in the capital of the Company or which give any third party voting rights or the right to a dividend.

1.6 The Company is not a party to any voting trust or other agreement understanding with respect to the voting of shares in the capital of the Company or to any other contract, commitment, understanding, or arrangement regarding the shares in the capital of the Company.

1.7 Each of the Subsidiaries is duly incorporated under the laws of the jurisdiction in which it was incorporated. Each of the Subsidiaries is dormant, within the meaning of S.250(3) of the CA 1985 and has no assets (save as set out in the Disclosure Letter), no outstanding liabilities (whether contingent or actual) no commitments of whatever nature including, without limitation, in relation to Taxation, breach of law or regulation, is not a party to any subsisting agreements or arrangements and has no employees. The Subsidiaries are the only subsidiaries of the Company and are all wholly owned by the Company free from any liens, charges or encumbrances and the Company has no subsidiary undertakings.

1.8   The Company has no:

     (a) interest in the share capital of, or other investment in, any body corporate other than the Subsidiaries; or

     (b) branch, agency, place of business or permanent establishment outside the United KIngdom as that expression is defined in the relevant double taxation relief order at the date hereof ("OVERSEAS BRANCH") or substantial assets outside the United Kingdom or, in relation to those Subsidiaries incorporated outside the United Kingdom, its country of incorporation and has no outstanding obligation to acquire any such interest or overseas branch or in respect of any such interest or overseas branch formerly owned by it or agreed to be acquired by it.

1.9 The Company is not and has no intention of becoming a party to or member of any partnership, joint venture, consortium or other unincorporated association or arrangement for sharing profit other than the Subsidiaries;

1.10 The Company has not guaranteed the obligations of any other person, has no obligation to acquire any additional ownership interest in or advance any funds to any other person and does not have any liability for any operations of other persons.

1.11 Up to date and accurate copies of the Memorandum and Articles of Association or equivalent constitutional documents of each Group Company (having attached thereto copies of all such resolutions as are by law required to be attached thereto) are attached to the Disclosure Letter.

1.12 There is no shadow director of the Company.


2    COMPLIANCE WITH LEGAL REQUIREMENTS
     ----------------------------------

2.1 Compliance in all material respects has been made with all legal and procedural requirements in relation to the Company concerning:

     (a) the Memorandum and Articles of Association or other constitutional documents (including all resolutions passed or purported to have been passed);

        (b) the filing of all documents required by the CA 1985 or by legislation corresponding thereto in other jurisdictions to be filed at Companies House or other corresponding registry;

        (c)     issues of shares, debentures or other securities or loans;

        (d) payments of interest and dividends and the making of other distributions; and

        (e)     directors (including and shadow directors) and other officers.

2.2 The Company has obtained all licences, permissions, consents and other approvals required for the carrying on of its business in the places and in the manner in which such business is now carried on. Such licences, permissions, consents and approvals:

        (a)     are in full force and effect;

        (b) are not limited in duration or subject to any unusual or onerous conditions and have been complied with in all material respects;

        (c)     may be assigned and transferred without restriction

        and so far as the Warrantors are aware there are no circumstances which indicate that any of such licences, permissions, consents, or approvals will or may be revoked or not renewed or which may confer a right of revocation.

2.3 All registers and minute books required by law to be kept by the Company have been properly written up and contain an accurate and complete record in all material respects of the matters which should be dealt with therein and the Company has not received any written application or request for rectification of its statutory registers or any notice or allegation that any of them is incorrect.

2.4 The Company is conducting and has at all times conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and elsewhere and has no liability for any unlawful act committed by any other person.

2.5 So far as the Warrantors are aware no investigation or enquiry is being or has been conducted by any governmental or regulatory body in respect of its affairs and the Warrantors are not aware of any circumstances which are likely to give rise to such investigation or enquiry.

2.6 There are attached to the Disclosure Letter copies of all charges created by the Company and currently in force and all such charges have been registered (if appropriate) under Part XII CA 1985 and are valid and enforceable.

2.7 So far as the Warrantors are aware no statute, rule, regulation, order or interpretation has been enacted, entered or deemed applicable by any domestic government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal or otherwise adversely affect the business of the Company or the conduct of such business.

3    ACCOUNTS, INTERIM ACCOUNTS AND MANAGEMENT ACCOUNTS
     --------------------------------------------------

3.1  The Accounts:

     (a)  comply with the requirements of the Companies Acts 1985;

     (b) comply with all generally accepted current statements of standard accounting practice and financial reporting standards and statements issued by the Urgent Issues Task Force applicable to a company incorporated in the United Kingdom ("UK GAAP") and have been prepared in accordance with the historical cost convention, on a consistent basis and on the same basis and in accordance with the same accounting policies as the corresponding audited accounts for the preceding 3 financial years;

     (c) give a true and fair view of the state of affairs of the Group as at the Accounts Date and of its assets and liabilities as at the Accounts Date and its profit for the financial years ended on that date; and have not been affected by any, extraordinary, exceptional or non-recurring items;

     (d) make provision to the extent required by CA 1985 and UK GAAP for all established liabilities or make proper provision for (or contain a note in accordance with UK GAAP) all deferred or contingent liabilities (whether liquidated or unliquidated) at the date thereof, including to the extent applicable for the cessation or diminution of any part of the Company's business, closure costs and deferred taxation, Provided that (without limitation) where provision for deferred taxation is not made in the Accounts details of deferred taxation liability have been disclosed to the Purchasers in the Disclosure Letter.

3.2  Without limiting paragraph 3.1 above:

     (a)  adequate provision has been made in the Accounts:

          (i)   for depreciation of assets;

          (ii) in valuing work-in-progress and stock for any foreseeable losses which may arise on completion or realisation;

          (iii) for any foreseeable liabilities in relation to the disposal of any assets or the cessation or diminution of any part of the Business or closures;

          (iv) for bad or doubtful debts; and

          (v) for the future cost (calculated on an acturial basis) of any unfunded commitments under any pension scheme involving the Company; and

     (b) stock and work-in-progress have respectively been valued in the Accounts at the lower of cost and net realisable value.

3.3 The results shown by the audited consolidated accounts for each of the three financial periods of the Company immediately preceding the financial year ended on the Accounts Date were not (save as disclosed therein) affected by any extraordinary, exceptional or non-recurring item or by any other factor rendering such results for all or any part of such periods unusually high or low.

3.4 The books of account and other records of the Company which are maintained for accounting purposes have been properly written up on a consistent basis and accurately present and reflect in accordance with UK GAAP all the transactions to which the Company has been a party and contain complete and accurate details in all material respects of the business activities of the Company and of all matters required by CA 1985 to be entered in them. All other records of the Company are maintained in all material respects in accordance with all applicable legal requirements on a proper and consistent basis.

3.5 The Interim Accounts and Management Accounts have been prepared in accordance with accounting policies consistent with those used in the preparation of the Audited Accounts insofar as appropriate in the preparation of unaudited accounts of their nature. Having regard to the purpose for which the Interim Accounts and Management Accounts are prepared they are sufficient to enable a reasonable judgment to be made of the profits, losses, assets and liabilities of the Company at the date of such accounts.

3.6 There have been no reports commissioned by the Company concerning the Company by accountants or by auditors within the three years prior to the date hereof.

3.7 The Company has not factored or discounted any of its debts or engaged in financing of a type which would not require to be shown or reflected in the Accounts.

3.8 So far as the Warrantors are aware all debts due to the Company as at 30th September 1996 (less any specific provision made) have either prior to the date hereof realised or will within 12 months after such date realise their full amount in cash.

3.9 The accounting reference date of the Company is and has at all times during the last five years been 31 December.

3.10 The Company has no material indebtedness, obligations, claims, commitments or liabilities, accrued, absolute, contingent, threatened or otherwise, whether or not due or to become due since the Interim Accounts.

4    SHARE CAPITAL
     -------------

4.1 There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over, relating to or affecting any Subsidiary its issued or authorised share capital and there is no agreement or commitment to give or create any of the foregoing and no person has made any claim to be entitled to any of the foregoing.

4.2 No share or loan capital of the Company is now under option or is agreed or resolved conditionally or unconditionally to be created or issued or put under option.

4.3  The Company has not at any time:

     (a) purchased or redeemed or repaid or agreed to purchase, redeem or repay any share capital; or

     (b) given or agreed to give any financial assistance in connection with any such acquisition of share capital as would fall within sections 151 to 158 (inclusive) CA 1985.

4.4 The Company has not made and is not proposing to make a distribution except out of profits available for the purpose and none of the reserves appearing in the Accounts are undistributable reserves.

5    OWNERSHIP AND CONDITION OF ASSETS
     ---------------------------------

5.1 The fixed and loose plant, machinery, furrniture, fixtures, fittings, equipment, vehicles and all other assets used in relation to the Group's business are the property of the relevant Group Company free from any hire or hire-purchase agreement or agreement for payment on deferred terms or bill of sale or Security Interest and have at all material times been and are in the possession of or under the control of the relevant Group Company.

5.2 The Company owns or has and will following Completion have, the right to use all assets that it needs to carry on the Business as carried on immediately prior to or currently contemplated by the Warrantors to be carried on after Completion.

5.3 All plant, machinery, vehicles and equipment owned or used by the Company is in good condition fair wear and tear excepted and in working order, has been properly serviced and maintained, where appropriate, on a regular basis by competent personnel and complies with appropriate safety regulations and none is in need of renewal or replacement.

5.4 The Company keeps an up to date plant register of the fixed assets used by it in its business and such register is complete and accurate in all material respects.

5.5 There has been no exercise or purported exercise of any Security Interest over any of the fixed or other assets of the Company and so far as the Warrantors are aware there is no dispute directly or indirectly relating to any such assets.

5.6 In respect of all plant machinery and equipment held by the Company under any hire-purchase, conditional sale, leasing or rental agreement:

     (a) true and accurate particulars of all such hire-purchase and conditional sale agreements, leases and rental agreements are attached to the Disclosure Letter;

     (b) all such hire-purchase and conditional sale agreements, leases and rental agreements are in full force and effect;

     (c) the Company is in compliance with all obligations under all material hire- purchase and conditional sale agreemen[s, leases and rental agreements;

     (d) all consents required to be obtained under such hire purchase and conditional sale agreements, leases and rental agreements in connection with the transactions contemplated under this Agreement have been obtained and are in full force and effect;

     (e) so far as the Warrantors are aware at the date hereof no circumstance exists by virtue of which the lessor or the owner is or might be entitled to require an upward adjustment to the rental;

     (f) so far as the Warrantors are aware no circumstances have occurred which would entitle the lessor or the owner to terminate any such hire-purchase, conditional sale, leasing or rental agreement; and

     (g) so far as the Warrantors are aware no inquiry or investigation is being conducted by the Inland Revenue concerning the availability to the lessor of capital allowances in respect of the plant and machinery concerned.

5.7 Other than in relation to the Properties the Company has good and unencumbered title to all assets of the Company (whether personal, tangible or intangible) and where necessary to establish title to such assets is properly constituted by documents of title which are in the possession and under the control of the Company.

6    INSURANCE
     ---------

6.1 The Company has effected all insurances required by law to be effected by it.

6.2 Full particulars of all insurance policies maintained by the Company and currently in force (the "POLICIES") are contained in the Disclosure Letter.

6.3 All premiums due on the Policies in respect of such insurance cover have been paid; all the other conditions of the Policies have been performed and observed in all material respects; and so far as the Warrantors are aware none of the Policies has or may become void or voidable as a result of an act or omission of the Company.

6.4  The Policies, are in the possession of the Company.

6.5 The Policies will continue in full force and effect notwithstanding Completion.

6.6 No claim exceeding [Pound Sterling]5,000 is outstanding either by the insurer or the insured under any of the Policies and no claim against the Company by any third party is outstanding in respect of any risk covered by any of the Policies or by any policy previously held by the Company.

6.7 The Warrantors are not aware of any circumstances which would or might entitle the Company to make a claim under any of the Policies or which would or might be required under any of the Policies to be notified to the insurers.

6.8 The Company has no keyman insurance or equivalent insurance with respect to any of its directors or employees.

6.9 The Company is now and has at all material times been adequately covered by insurance relating to all risks which in the reasonable commercial opinion of the Directors of the Company are appropriate having regard to the business and activities of the Group including in particular, but without limitation against accident, damage, injury, third party loss (including product liability) and loss of profits

7    TRADING
     -------

7.1 The Company has not entered into any agreement or arrangement with any customer on terms materially different from its standard terms of business, copies of which are attached to the Disclosure Letter.

7.2 Save for any warranty implied by law or contained in its standard terms of business, the Company has not given any warranty, power of attorney or guarantee, or made any material representation, in respect of goods or services supplied or agreed to be supplied by it.

7.3 No part of the Company's business has been materially and adversely affected by the loss during the 24 months ended on the Accounts Date of:

     (a) any important customer or source of supply, (being a customer or supplier which over a period of three months or more during those 24 months has accounted for 10 per cent. or more in value of the goods or services supplied by or to the Company during that period); or

     (b) an overall decrease in the value of orders received by or supplies made to the Company;

     and no such customer or supplier as referred to in paragraph 7.3(a) has given written notice to the Company of an intention to cease or reduce to a material extent trading with or supplies to the Company.

7.4 So far as the Warrantors are aware neither this Agreement nor Completion will cause the Company to lose the benefit of any right or privilege which it presently enjoys.

7.5 So far as the Warrantors are aware neither this Agreement nor Completion is likely to cause any person who normally does business with the Company not to continue to do so on the same basis; and

7.6 The Company has not committed any breach of any agreement to which it is a party.

7.7 Other than as set out in its standard terms of business the Company is not under any liability:

     (a) to replace or remedy defects in any products, or to make good any errors or omissions in services, supplied or agreed to be supplied under any contract; or

     (b) to service, repair, maintain, take back or otherwise do or not do anything in respect of products which would apply after such goods have been delivered,

     and so far as the Warrantors are aware there is no reason to expect the Company to be called upon to do any such thing in the future in relation to products or services previously supplied or agreed to be supplied.

7.8 The Company has not paid to any person any sum in the nature of a bribe or inducement.

7.9 The Company is not a party to any written confidentiality or secrecy agreement or undertaking which may restrict its use or disclosure of any information.

7.10 The Company has direct control of and access to:

     (a)  all subsisting written agreements to which it is a party; and

     (b) all records, systems, data and information held by it or on its behalf which are recorded, maintained, stored or otherwise wholly or partly dependent on any system (including, without limitation, any electronic, mechanical or photographic process whether computerised or not) whether operated by the Company or not.

7.11 No substantial part of the Company's business is carried on under the agreement or consent of a third party, nor is there any agreement which significantly restricts the fields in which the Company carries on its business.

7.12 There are not now outstanding any agreements or arrangements (whether by way of guarantee, indemnity, warranty, representation or otherwise) under which the Company is under a prospective or contingent liability in respect of any disposal by the Company of all of its assets or business or any substantial part thereof.

7.13 The Company is not a party to any agreement under which any consent is necessary to consummate the transactions contemplated in this Agreement.

8    TRANSACTIONS SINCE THE ACCOUNTS DATE
     ------------------------------------

8.1  Since the Accounts Date:

     (a) the Company has entered into transactions and incurred liabilities in the ordinary course of day-to-day business operations and not otherwise incurred any material liability;

     (b) so far as the Warrantors are aware the assets of the Company have not been depleted by any unlawful act on the part of any person;

     (c) there has been no materially adverse change in the financial or trading position of the Company and its business has been carried on in the ordinary course and in the same manner (including nature and scale) as immediately before the Accounts Date;

     (d) no loan or loan capital has been repaid by the Company in whole or in part or has become liable to be so repaid;

     (e) save for the ordinary business of an Annual General Meeting, there has been no resolution of or consent by the members or any class of members of the Company;

     (f) the Company has paid its creditors within the time limits agreed with such creditors; and

     (g) the Company has not offered price reductions or discounts or allowances on sales of products or services or provided them at less than cost to an extent that may materially affect its profitability.


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


 9   FINANCIAL MATTERS
     -----------------

9.1 Full details of all bank accounts maintained or used by each Group Company (including, in each case, the name and address of the bank with whom the account is kept and the number and nature of the account) and of all direct debit or standing order or similar authorities applicable to any of these accounts and statements showing the balance on each account as at the close of business on a date not being more than two days prior to Completion are attached to the Disclosure Letter. Since the date of each statement no payment out of any of the accounts has been made, except for routine payments in the ordinary course of trading, and the present balances are not substantially different from those shown in the statement.

9.2 Amounts represented by cheques, warrants, mandates or other payment instructions issued or given by the Company which at the date of this Agreement remain outstanding or unpaid or unperformed do not exceed in the aggregate [Pound Sterling]1 million.

9.3 In relation to Security Interests and in relation to all overdraft, loan and other financial and leasing facilities available to the Company:

     (a) details in reasonable particularity thereof and true and correct copies of all documents relating thereto are attached to the Disclosure Letter;

     (b) there has been no contravention of or non-compliance with any provision of any such document;

     (c) no steps for the have been taken or so far as the Warrantors are aware threatened in relation thereto;

     (d) all of the said arrangements or facilities are in full force and effect;

     (e) so far as the Warrantors are aware nothing has been done or omitted to be done whereby the continuance of the said arrangements and facilities in full force and effect might be affected or prejudiced; and

     (f) none of the arrangements is dependent on the guarantee or indemnity of, or on any security provided by, a third party.

9.4  The total amount borrowed by the Company:

     (a)  from its bankers does not exceed its overdraft facilities; or

     (b) from whatsoever source does not exceed any limitation on borrowing contained in its Memorandum or Articles of Association or equivalent constitutional documents or any debenture or loan instrument or other deed or document binding on it.


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


9.5  Save for the borrowings referred to in paragraphs 9.3 and 9.4 the Company:

     (a)  does not have outstanding any loan capital;

     (b) has not incurred or agreed to incur any borrowing which it has not repaid or satisfied;

     (c) has not lent or agreed to lend any money which has not been repaid to it other than trade credit incurred in the normal course of business;

     (d) does not own the benefit of any debt present or future (other than debts due to it in respect of the sale of trading stock in the normal course of trading); and

     (e)  is not a party to or has any obligation under:

          (i) any loan agreement, debenture, acceptance credit facility, bill of exchange, promissory note, finance lease, debt or inventory financing, discounting or factoring arrangement or sale and lease back arrangement; or

          (ii) any other arrangement the purpose of which is to raise money or provide finance or credit.

9.6 So far as the Warrantors are aware no event has occurred or been alleged which is or, with the passage of a time and/or the giving of any notice, certificate, declaration or demand, would become an event of default under, or a breach of any of, the terms of any loan capital, borrowing, debenture or financial facility of the Company or would entitle any third party to call for repayment prior to normal maturity.

9.7 The Company is neither a party to, nor has any liability (including, so far as the Warrantors are aware, any prospective or contingent liability) under, any guarantee, indemnity or other agreement or like obligation to secure or support an obligation of a third party including (without limit) any Group Company.

9.8 There is no outstanding indebtedness on any account whatsoever owing by the Company to any Vendor or by any Vendor to the Company.

9.9 No Vendor has given any guarantee or indemnity or created any other like obligation or given comfort in support of the Company which remains outstanding.

9.10 The Company does not hold any security (including any guarantee or indemnity) which is not valid and binding by the Company against the grantor thereof in accordance with its terms.


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9.11 Completion of this Agreement will not result in the creation, crystallisation or enforcement of any Security Interest over any asset of the Company.

9.12 The Disclosure Letter contains full details of each grant or subsidy or other financial assistance received or receivable by the Company from any governmental or quasi-governmental authority and so far as the Warrantors are aware the Company has not done, or omitted to do, any act which could result in all or part of any such assistance becoming repayable early or being forfeited or withheld and so far as the Warrantors are aware Completion of this Agreement will not give rise thereto.

9.13 No loan has been made by the Company in breach of the Consumer Credit Act 1974 or any other law or regulation whether in the United Kingdom or elsewhere.

10   EMPLOYEES
     ---------

10.1 There is attached to the Disclosure Letter a schedule showing the following information in relation to each employee of the Company namely:

     (a)  name;

     (b)  date of birth;

     (c)  job title;

     (d) emoluments (including any bonus, commission arrangements and any non-cash benefits accrued or likely to accrue in the current fiscal year);

     (e) date of commencement of employment or of any previous employment with which such employment is continuous;

     (f)  notice period required to be given by the Company and the employee;

     (g) whether entitled to participate in the Company's personal pensions salary sacrifice scheme and the extent of their sacrifice in the current fiscal year or whether entitled to participate in any of the Company's pension schemes;

     (h)  whether or not a member of a trade union; and

     (i)  date of last increase in salary

     and such information is complete and correct in all material respects.

10.2 True, up to date and complete copies of the contracts of employment and the confidentiality agreements between the Company and its employees and any other documents currently in force relating to the employment of the employees are


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


     attached to the Disclosure Letter together with all service agreements for the Directors and Associate Directors and copies of all agreements with consultants currently in force to which the Company is a party.

10.3 Since 1 July 1996 no change has been made in the terms and conditions of any employee entitled to remuneration at a rate in excess of [Pound Sterling]50,000 per annum and no such change is anticipated or due within 6 months from the date of this Agreement.

10.4 The Company has maintained adequate up to date records regarding the service of each of its employees (including details of terms of employment, payments of statutory or other sack pay, statutory or other maternity pay, disciplinary and health and safety matters, income tax and social security contributions and termination of employment).

10.5 Since 1 July 1996, no employee earning in excess of [Pound Sterling]20,000 per annum has given notice terminating his contract of employment or is under notice of dismissal and no amount due to or in respect of any employee or former employee is in arrear and unpaid other than his salary for the month current at the date of this Agreement and in respect of the reimbursement of the expenses claims already received by the Company from the employees.

10.6 The Company is not involved in any dispute with its employees or any of them or any trade union or other organisation formed for a similar purpose and so far as the Warrantors are aware there are no present circumstances (including Completion) which are likely to give rise to any such dispute.

10.7 Within the period of one year preceding the date of this Agreement:

     (a) the Company has not given notice of any redundancies to the Secretary of State for Employment or started consultations with any independent trade union or unions or appropriate representatives and has not failed to comply with any obligation under Part IV, Chapter II of the Trade Union and Labour Relations (Consolidation) Act 1992; and

     (b) the Company has not been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 and the Company has not failed to comply with any duty to inform and consult any independent trade union or appointed representative.

10.8 No gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination, breach, suspension or variation of any employment or engagement of any present or former director, officer or employee of or consultant to the Company; and there is no outstanding obligation or ex gratia arrangement for the Company to pay any compensation to any present or former director, officer, employee or consultant following the termination of their employment or engagement.


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


10.9 There is no collective bargaining agreement or other arrangement (whether binding or not) between the Company and any trade union or other body representing its employees.

10.10 With the exception of PAYE and national insurance contributions in respect of the fiscal year current at Completion the Company does not have outstanding any undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, taxation or other levy arising in connection with the employment or engagement of personnel by the Company.

10.11 Details of all existing share option schemes, profit related pay schemes or other incentive schemes for any director, officer or employee have been included in the Disclosure Letter and the Company is not proposing to introduce any new share incentive scheme, share option scheme or profit sharing bonus or other incentive scheme for any director, officer or employee.

10.12 So far as the Warrantors are aware neither this Agreement nor Completion will or is likely to cause any director, officer or senior employee to terminate his engagement or employment with the Company.

11    CONTRACTS
      ---------

11.1 No circumstances exist which constitute a ground on which any material contract to which the Company is a party could be avoided, repudiated, rescinded, prematurely determined (whether as a result of this Agreement, the sale of the Sale Shares or otherwise) or declared to be invalid or which would give any other contracting party the right to impose any material obligation (whether to make payment on or otherwise) on, the Company and the Company has not received any notice of a claim to that effect or notice indicating that such a claim is foreseeable.

11.2 So far as the Warrantors are aware no liability in respect of any claim against the Company arising out of any defect in design, material or workmanship of any products supplied by the Company before Completion or out of any error or omission on the part of the Company in the supply of any service before Completion will exceed in amount the limit of insurance cover in force for the benefit of the Company against such a claim and all such claims will be met under such insurance cover.

11.3  The Company is not a party to any contract, or legal obligation which:

      (a) is of an unusual or abnormal nature, or outside the ordinary course of trading or involving or which may involve obligations on the Company calling for special mention; or

      (b) is of a long term nature (that is, unlikely to have been fully performed in accordance with its terms within 18 months after the date on which it was entered into or undertaken); or

     (c) is incapable of termination by the Company in accordance with its terms on no more than 12 months notice; or

     (d) gives any party an option to acquire or dispose of any asset or requires another person to do so; or

     (e) is known by the Warrantors to be likely to result in a loss to the Company on completion or performance; or

     (f) cannot readily be fulfilled or performed by the Company on time without undue or unusual expenditure of money, effort or personnel; or

     (g) involves payments by or to the Company by reference to fluctuations in any index of retail prices, any other index, the rate of exchange for any currency or the cost or value of any raw material or commodity (other than contracts in the ordinary course of trading); or

     (h) (or in relation to which) any relevant requirements of section 319 CA 1985 have not been complied with; or

     (i) other than in the ordinary course of business involves or is likely to involve outstanding expenditure by the Company of more than [Pound Sterling]20,000; or

     (j) involves or is likely to involve the supply of goods or services the aggregate sales value of which will, during the next two years, represent in excess of 5 per cent. of the turnover of the Company for the preceding financial year; or

     (k) is a contract for hire or rent, hire-purchase or purchase by way of credit or instalment payment or for maintenance of the Company's assets the annual payment for which exceeds [Pound Sterling]20,000, and the Company has no offer, bid, tender or proposal outstanding which by the acceptance or other act of some other person would give rise to any such transaction.

11.4 The Company has no liability for industrial training levy or for any other statutory or governmental levy or charge.

11.5 There are no powers of attorney or other authorities (express or implied) which are still outstanding or effective to or in favour of any person to enter into any contract or commitment or to do anything on behalf of the Company (other than on such authority of directors or of employees as either is ostensible or is implied to enter into routine contracts in the normal course of their duties).

11.6 The Company is not a party to any agreement or arrangement or under any obligation under which it is or may become liable to make any investment (as defined in section 1(1) of the Financial Services Act 1986) with, or to deposit any money with or to provide any loan or financial accommodation or credit (other than normal trade credit) to, any person or to subscribe, convert, acquire, dispose of or underwrite any investment.

12   THE PROPERTIES AND OTHER INTERESTS IN LAND
     ------------------------------------------

12.1 The Company is the beneficial owner of those Properties set opposite its name in schedule 4 and the Properties comprise all the properties owned or occupied by any Group Company or in which the Group Company has any right or interest. The information set out in schedule 4 is true and complete and accurate at the date hereof.

12.2 The title to each of the Properties is properly constituted by documents of title which are in the possession or under the control of the Company.

12.3 Copies of all the documents relating to the title to the Properties and copies of all the documents in the Company's possession relating to the use of the Properties have been produced to the Purchaser's Solicitors.

12.4 Each of the Properties is free from:

     (a) any undisclosed mortgage, charge, rent-charge, lien or other third party right in the nature of security and no such matter exists which is capable of registration against any of the Properties; and

     (b) so far as the Warrantors are aware any undisclosed overriding interests (as defined in section 70 of the Land Registration Act
          1925).

12.5 The Company has sole and exclusive possession of each of the Properties vested in it and (subject as aforesaid) there are no circumstances known to the Warrantors which would entitle or require any landlord to exercise any powers of entry or right to forfeiture or right to take possession or which would otherwise restrict or terrainate the continued sole and exclusive possession or occupation of each of the Properties by the Company.

12.6 Save as revealed by the copy documents supplied to the Purchasers' Solicitors, no person is entitled to any option, interest in, right of pre-emption, first refusal, surrender or determination relating to the Company's interest in any of the Properties. Any options or rights enjoyed by the Company have been properly protected by the appropriate registration where necessary and all appropriate notices have been properly served where any such option or right has become exercisable.

12.7 Save as revealed by the copy documents supplied to the Purchaser's Solicitors or apparent on inspection there is no undisclosed covenant, stipulation, restriction, easement, right of way, exception, reservation, grant, condition, agreement or declaration affecting any of the Properties or its use nor is there any subsisting or alleged breach of any of the said matters.

12.8 Save as revealed by the copy documents supplied to the Purchasers' Solicitors, the Properties are not subject to the payment of any outgoings other than general business or water rates and the sums reserved by the lease or tenancy agreement under which any of the Properties are held.

12.9 So far as the Warrantors are aware the Company has performed and observed in all material respects the repairing and decorating obligations (whether under statute or the relevant leases) in relation to the Properties

12.10 The Company has paid all outgoings for which proper demand has been made and all rent or licence fees which have become due in respect of each of the Properties. The Company has performed and observed all material current obligations under all covenants (excluding all repairing and decorating obligations) (whether affecting the freehold or leasehold titles), conditions, agreements, statutory requirements, planning consents, byelaws, orders and regulations affecting any of the Properties, its use and any business of the Company there carried on. No notice of any breach of any such matter has been received. No use of any of the Properties contravenes in any material respect any of such covenants, conditions, agreements, statutory requirements, planning consents, byelaws, orders or regulations.

12.11 The actual existing use of each of the Properties is specified in schedule 4 and is lawful or permitted under the Town and Country Planning legislation. The Company has received no notice of any contravention of any of the provisions of the Town and Country Planning legislation. There are no outstanding enforcement notices, Stop Notices, enforcement proceedings or appeals (whether against refusal, deemed or otherwise, conditions or enforcement). No existing user is stated to be personal. No planning permission is suspended or remains unimplemented in whole or in part. No planning application has been submitted which awaits determination.

12.12 There are no outstanding orders or notices of any local or other authority affecting any of the Properties.

12.13 There are not in force or required to be in force any licences (whether under the Licensing Act 1988 or other statutes or regulations thereunder or otherwise) which apply to any of the Properties or to the business carried on therein.

12.14 The Company has not received notice of nor is it aware of any dispute relating to any of the Properties.

12.15 So far as the Warrantors are aware, there is no material defect in the construction or condition of any of the Properties.


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




12.16 In relation to such of the Properties as are leasehold where the rent reserved by the lease or tenancy of any one of the Properties is subject to review, all rent review notices have been served within any requisite time limits and there are no disputes outstanding as to the settlement of the relevant level of rent nor have there been previous disputes as to the interpretation or implementation of the rent review provisions.

12.17

     (a) Written particulars (including copies of all documents where requested) of all sub leases, sub tenancies and licences for occupation of any of the Properties or any parts thereof and of all variations and proposed variations thereof or derivative interests therein of which the Company or the Warrantors is aware and of the grant or proposed grant of any licerices pursuant to the provisions of any such documents have been supplied to the Purchaser.

     (b) There is no claim or dispute pending or, so far as the Warrantors are aware expected, either by or with the Company or by or with any such sub lessee, licensec or occupier.

12.18 No solicitors other than the Vendor's Solicitors or Messrs. W. Davies & Son are instructed by or on behalf of the Company in connection with any matter relating to any of the Properties.

12.19 Since the Accounts Date the Company has not acquired or disposed of or agreed to acquire or dispose of the whole or any part of any land or buildings or any interest therein, nor will it acquire or dispose of the whole or any part of any land or buildings or interest therein without the prior written consent of the Purchaser.

12.20 The Company has not at any time entered into either the lease of or a licence to assign any leasehold property as a guarantor of the lessee's covenants contained in any such document. The Company has not at any time assigned or otherwise disposed of any leasehold property without receiving a full and legally effective indemnity in respect of its liability under the lease pursuant to which that property was held. No claim has been made against the Company in respect of any leasehold property formerly held by it or in respect of which it acted as a Guarantor nor is any such claim anticipated.

13    ENVIRONMENTAL MATTERS
      ---------------------

13.1  The Company:

      (a) complies and has at all times complied with all Environmental Laws and Environmental Licences;

      (b) has obtained and maintained in full force and effect all Environmental Licences, and there are no conditions, facts or circumstances entitling any


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




          such Environmental Licence to be revoked, suspended, amended, varied, withdrawn or not renewed or which would prevent compliance with any Environmental Licence; and

     (c) is not required by any Environmental Licence or any Environmental Law or as the result of any Environmental Claim to incur any expenditure which is material in the context of the business of such Group Company or to desist from taking any action which might have a material adverse effect on such Group Company's financial condition.

13.2 There are attached to the Disclosure Letter complete and up-to-date copies of all Environmental Licences and all orders, notices, directions, applications, appeals, amendments and reports and any other communications relating to or in connection with any Environmental Licence.

13.3 No Environmental Claim is pending or has been made or threatened against the Company or any of its past or present directors, secretary or senior employees in their capacity as such or any occupier of any property owned or leased by the Company and the Warrantors do not have any reason to believe that the Company or any of its officers has or is likely to have any liability in relation to Environmental Matters.

13.4 No Relevant Substance has been deposited, disposed of, kept, treated, imported, exported, transported, processed, manufactured, used, collected, sorted or produced at any time, or is present in the environment (whether or not on property owned, leased, occupied or controlled by a Group Company) in circumstances, and there is nothing arising out of the business of the Company which are likely to result in an Environmental Claim against the Company or which would entitle any authority lawfully to bring an Environmental Claim against the Company or which would have a material adverse effect on the use or value of any property owned, leased, occupied or controlled by a Group Company.

13.5 There are attached to the Disclosure Letter material details (including, where appropriate copies of relevant reports or other documents) of any inspections, investigations, studies, audits, tests, reviews or other analyses by or supplied to the Company in relation to Environmental Matters relating to the Company or any property now or previously owned, leased or occupied by any of the Group Companies.

14   INSIDER MATTERS
     ---------------

14.1 There is not, nor during the six years prior to the date hereof has there been, any agreement, arrangement, loan, quasi-loan or undertaking to which the Company is a party and in which any Vendor or any other person beneficially interested in the share capital of the Company at that time or (except for service agreements) any director of the Company or any person associated with any of them within the meaning of section 435 Insolvency Act 1986 is or has been interested.


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14.2 The Company has not been party to any transaction falling within section
     320 CA 1985 (substantial property transactions).

14.3 No member of the Group has transferred any asset to any Vendor or to any subsidiary of any corporate Vendor, or to any person beneficially interested in any part of the share capital of any member of the Group, or any director of any member of the Group or any person associated with any such director (within the meaning of section 435 Insolvency Act 1986), except at market value.

15   INTELLECTUAL PROPERTY RIGHTS
     ----------------------------

15.1 Complete and accurate particulars of all Intellectual Property Rights of which the Company is, or has applied to be, registered as proprietor are set out in the Disclosure Letter.

15.2 Complete and accurate particulars of all material licences granted to or by the Company in respect of Intellectual Property Rights or Confidential Information are set out in the Disclosure Letter.

15.3 All application, renewal and other official statutory and regulatory fees rendered to and received by the Company prior to the date hereof relating to the application, maintenance and renewal of the Intellectual Property Rights or for the protection or enforcement thereof have been duly paid.

15.4 All Intellectual Property Rights used by the Company in connection with its business are subsisting and not the subject of any application for cancellation or amendment or licence of fight or compulsory licence and are either validly licensed to the Company or legally and beneficially owned solely by the Company free from and clear of any liens, mortgages, security interests, charges, restrictions or encumbrances (other than licences granted by the Company to customers in the ordinary course of its business) and (to the extent of rights arising in the UK where registration is the only means of statutory protection) the Company is registered or has applied to be registered as proprietor thereof. The Company has the fight and authority to use all Intellectual Property Rights used by the Company.

15.5 The Company has not granted and is not obliged to grant any licences under any Intellectual Property Rights owned by it or licensed to it nor to provide Confidential Information to any person in each case other than to customers in the ordinary course of its business.

15.6 The Company has not infringed the Intellectual Property Rights of any other person.

15.7 There exists no actual or threatened infringement (including misuse of Confidential Information) or so far as the Warrantors and Company are aware any event likely to constitute an infringement or breach by any third party of any


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




      of the Intellectual Property Rights held or used by the Company within the past three years.

15.8 No disclosure has been made to any person other than the Purchaser of any material Confidential Information of the Company except in the ordinary course of business and on the footing that such disclosure is to be treated as being of a confidential nature.

15.9 There has occurred no act, omission or event which would entitle any authority or person to cancel, forfeit or modify any registerable Intellectual Property Rights owned or used by the Company and there is no litigation or other proceedings (whether legal or administrative) pending or threatened involving any of the Intellectual Property Rights or so far as Warrantors and the Company are aware any circumstance likely to give rise to any such proceeding and to the best of the information, knowledge and belief of the Vendor no person has made any claim adverse to the continuing enjoyment by the Company of the Intellectual Property Rights.

15.10 Since the Accounts Date the Company has not sold, granted an option to purchase in respect of or otherwise disposed of any Intellectual Property Rights owned or used by the Company otherwise than by licences to customers in the ordinary course of business.

15.11 The Company does not use or otherwise carry on its business under any name other than its corporate name and its letters and order forms comply with all applicable legislation.

15.12 All inventions, developments and software made by any employees of the Company and used or enjoyed by the Company were made in the course of the normal duties of the employee concerned and are owned by the Company and no claim for compensation under section 40 Patents Act 1977 or otherwise has been made against the Company nor to the best of the knowledge information and belief of the Warrantors is any such claim likely to be made.

15.13 No person is entitled to assert any moral or similar right in respect of any Intellectual Property Rights used by the Company.

15.14 The Warrantors and the Company are not aware of any material non-conformance in any computer programs owned or used by the Company with the written specifications against which they were supplied to the Company and such computer programs are sufficient for the requirements of the Company's businesses as currently carried on.

15.15 The Company has in its possession and control all source codes relating to the computer programs the Intellectual Property Rights in which are owned by it.

15.16 All computer programs owned and used by the Company were either:


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     (a)  written or created by the employees of the Company in the ordinary course of their duties; or

     (b) written for the Company by a third party and such party has executed a valid and effective assignment of all Intellectual Property Rights in such computer programs in favour of the Company.

15.17 The Company operates logical, physical and environmental security procedures and commercially available anti-virus software in line with those procedures to detect so far as possible and deal with such infections or contamination.

15.18 The hardware and computer programs used or acquired for the business of the Company do not infringe any Intellectual Property Right or other right of any third party and so far as the Warrantors and the Company are aware no third parties are infringing the third party or other right in the hardware and computer programs owned or used by the Company.

15.19 All necessary back-up systems are utilised to ensure that in the event of any fault in any essential computer system used by the Company, no data might be irrecoverably lost and no such faults have occurred in the last 12 months.

15.20 The Company has complied in all respects with the provisions of the Data Protection Act 1984 and no order has been threatened against the Company for erasure of personal data under section 24(3) Data Protection Act 1984.

16    LITIGATION
      ----------

16.1 Neither the Company nor so far as the Warrantors are aware any person for whose acts the Company may be vicariously liable (in circumstances where the company may be so liable) is engaged in any capacity in any litigation, arbitration, prosecution or other legal proceedings or in any proceedings or hearings before any statutory or governmental body, department, board or agency; no such matters are pending or so far as the Warrantors are aware threatened; and the Warrantors are not aware of any circumstances which are likely to give rise to any such matter.

16.2 There is no outstanding judgment, order, decree, arbitral award or decision of any court, tribunal, arbitrator or governmental agency against the Company or so far as the Warrantors are aware any person for whose acts the Company may be vicariously liable.

16.3 The Company is not a party to any subsisting undertaking given to any court or third party arising out of any proceedings of the kind described in paragraph 16.1.

17    INSOLVENCY
      ----------

17.1 No order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the


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




      Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Company.

17.2 No administration order has been made and no petition for such an order has been presented in respect of the Company.

17.3 No receiver (which expression shall include an administrative receiver) has been appointed in respect of the Company or in respect of all or any part of its assets.

17.4 No voluntary arrangement has been proposed under section 1 Insolvency Act 1986 in respect of the Company.

17.5 The Company is not insolvent or unable to pay its debts within the meaning of section 123 Insolvency Act 1986 and has not stopped paying its debts as they fall due.

17.6 No distress, execution or other process has been levied or threatened in respect of any asset of the Company.

17.7 No composition in satisfaction of the debts of the Company or scheme of arrangement of its affairs or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members has been proposed, sanctioned or approved.

17.8 No event analogous to any of the circumstances mentioned in any of the foregoing sub-paragraphs of this paragraph 17 has occurred in relation to the Company outside England.

17.9 No guarantee, loan capital, borrowed money or interest is overdue for payment by the Company and no other obligation or indebtedness is outstanding which is substantially overdue for performance or payment.

17.10 So far as the Warrantors are aware no circumstances have arisen which are likely to result in:

      (a)  a transaction to which the Company is a party being set aside; or

      (b) a third party claim involving any asset owned or used by the Company being made under section 238 or 339 (Transactions at an undervalue) or sections 239 or 340 (Preferences) Insolvency Act 1986.

18    PENSIONS
      --------

18.1  In this paragraph:

      "DISCLOSED ARRANGEMENTS" means the Pension Schemes, the ICV Limited Group Life Assurance Scheme ("LIFE SCHEME") the ICV Group Limited Permanent Health Insurance Scheme ("PHI SCHEME") and the ICV Group Travel Insurance


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




     Scheme ("GROUP TRAVEL INSURANCE SCHEME") any other arrangements for providing Relevant Benefits details of which are contained in the Disclosure Letter;

     "RELEVANT BENEFITS" means pensions, allowances, lump sums, gratuities, expense payments or other like benefits in respect of retirement, death, termination of employment (whether or not voluntary), ill-health, injury, disablement or medical or dental treatment provided for or in respect of any Relevant Employee;

     "RELEVANT EMPLOYEE" means any director or former director or employee or former employee of the Company;

     "PENSIONS ACT" means the Pension Schemes Act 1993;

     "PENSION SCHEMES" means the David Taylor SSAS ("SSAS"), the Selective Pension Plan with Clerical and Medical Assurance Limited. ("SELECTIVE PENSION PLAN"), the Personal Retirement Account with Save & Prosper (the "PERSONAL RETIREMENT ACCOUNT"), the Directors Retirement Account with Albany Life Assurance (the "ALBANY LIFE SCHEME") and the Professional Life Executive Pension Scheme with Skandia Master Trust No. 1 (the "SKANDIA SCHEME").

18.2 Apart from the Disclosed Arrangements, the Company is not under any legal liability or voluntary or moral obligation to provide any Relevant Benefits (whether on a funded or unfunded basis) or to contribute to any scheme or arrangement providing Relevant Benefits (including any personal pension scheme approved under Chapter IV, Part XIV ICTA 1988) nor has any proposal been announced to pay any Relevant Benefits or establish or contribute to any such scheme or arrangement.

18.3 True and complete copies have been supplied to the Purchaser of:

     (a) all trust deeds, rules, notices and other documents governing the Disclosed Arrangements and the participation therein of the Company;

     (b) all announcements, members' booklets and other explanatory literature of current effect relating to the Disclosed Arrangements and any letters or other documents relating to provisions for individual Relevant Employees or groups of Relevant Employees;

     (c) all policies, agreements and other arrangements of current effect entered into in relation to the Disclosed Arrangements with insurance companies, investment managers, advisers or other persons;

     (d) the latest actuarial valuation report and trustees' report and audited accounts for the Pension Schemes together with any supplementary actuarial or accounting advice relating to the Pension Schemes; and


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




     (e) those undertakings in relation to the Pension Schemes or the Life Scheme given to the Occupational Pensions Board or the Pension Schemes Offflee (or its predecessor, the Superannuation Funds Office) of the Inland Revenue and any notification of approval of the Pension Schemes or the Life Scheme by the Inland Revenue.

18.4 Full details in writing have been supplied to the Purchaser of all discretionary practices in relation to the Disclosed Arrangements (including, without limitation, in relation to eligibility, contributions, increases in pensions in payment and in deferment, optional benefits and augmentation of benefits) and the current terms applicable on early retirement (voluntarily or as a result of ill-health or redundancy), late retirement, commutation, optional dependant's pension and other optional arrangements.

18.5 None of the resources of the Pension Schemes are invested in any loan or other arrangement with any beneficiary or any employer-related investment (as defined in section 112 Pensions Act) or are subject to any charge or encumbrance or are being used for the purposes of stock lending or similar arrangements.

18.6 All of the Company's current employees other than Mrs. S. Clayton and Ms J. Letch are covered by the PHI Scheme and Life Scheme.

18.7 David Taylor is the only Relevant Employee for whom Relevant Benefits are provided under the Pension Schemes and there are no other arrangements in place in respect of Relevant Benefits for any other Relevant Employee other than the PHI Scheme and the Life Scheme and the Group Travel Insurance Scheme.

18.8 The current rates of contributions payable in respect of the Disclosed Arrangements by the Company and, where applicable, the Relevant Employees are as set out in the Disclosure Letter and all such contributions up to and including the Completion Date have been paid or will have been paid by the Completion Date.

18.9 All actuarial consultancy, legal and other fees, charges and expenses in respect of the Disclosed Arrangements other than costs incurred in connection with the preparation, negotiation and completion of this Agreement and the day to day running costs incurred in the ordinary course of business have been paid or will have been paid by the Completion Date and so far as the Warrantors are aware no additional services have been provided in relation to the Disclosed Arrangements in respect of which an account or other invoice has not been rendered.

18.10 All death in service benefits (other than refunds of contributions) payable under the Pension Schemes, and all benefits under the other Disclosed Arrangements, are now and will up to and including the Completion Date be insured in the sums disclosed in the Disclosure Letter; under policies effected with the insurance companies listed in the Disclosure Letter. So far as the Warrantors are aware cover under such policies is provided at the relevant insurance company's normal


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




      rates and on its normal terms for persons in good health. All premiums due under such policies have been paid or will have been paid by the Completion Date; and so far as the Warrantors are aware there are no grounds on which any such policies may be avoided.

18.11 The Pension Schemes are not contracted-out schemes within the meaning of section 7(3) Pensions Act.

18.12 The Warrantors are not aware of any breach of trust in respect of the Disclosed Arrangements. There are no material actions, suits or claims (other than routine claims for benefits) which are pending or so far as the Warrantors are aware threatened in respect of the Disclosed Arrangements no or any circumstances existing which may give rise to any such actions, suits or claims.

18.13 No payment of any of the assets of the Pension Schemes has been made to the Company (or any other participating employer) or will have been so made up to and including the Completion Date.

18.14 So far as the Warrantors are aware the Disclosed Arrangements have been administered in accordance with their governing documents and all applicable legal requirements, including (without limitation) (a) in relation to the Pension Schemes, the requirements of the Pensions Act relating to preservation (Part IV, Chapter I); equal access (section 118); disclosure of information (section 113); registration (section 6); revaluation of pensions (Part IV, Chapter II); and transfer values (Part IV, Chapter Iv); and (b) the equal treatment requirements of Article 119 of the Treaty of Rome; and (c) in relation to the SSAS, the requirements of the Retirement Benefits Schemes (Restriction on Discretion to Approve) (Small Self-Administered Schemes)Regulations 1991.

18.15 The Pension Schemes and the Life Scheme have been formally approved by the Board of Inland Revenue and are treated by them as exempt approved schemes under Chapter I, Part XIV ICTA 1988 and there are no circumstances existing which would cause such approval to be withdrawn or placed in jeopardy.

18.16 So far as the Warrantors are aware all records relating to the Disclosed Arrangements have been properly maintained.

18.17 There are no employers participating in the Disclosed Arrangements on a temporary basis and there are no arrangements outstanding in relation to paying or receiving any bulk transfer payment in connection with the Pension Schemes.

18.18 So far as the Warrantors are aware the assets of the Pension Schemes have not been depleted by any improper or unlawful act and, in respect of such assets as are held to provide money purchase benefits or in respect of additional voluntary contributions such assets represent fully all such contributions paid by or in respect of the relevant members together with all income and gains accruing thereto less any costs or deductions made by the Trustees of the Pension Schemes.

19   EC/COMPETITION MATTERS
     ----------------------

19.1 The Company conducts, and has conducted its business fully in accordance with the requirements of all competition laws (whether of the UK, EEC, or other jurisdiction) applicable to its business activities and has not infringed such requirements nor been investigated for any alleged non-compliance or infringement nor given any undertakings in connection therewith.

19.2 For the purposes of paragraph 19.1 and 19.3 the term "competition laws" includes any applicable rules dealing with state aid, public procurement, or anti-dumping, and the requirements of any special regulatory regime to which the Company may be subject in any area of its activities.

19.3 The Company is not subject to any prohibition, order, condition, undertaking, assurance or similar measure or obligation imposed by or under any of the laws referred to in paragraph 19.1.

19.4 The Company is not, and has not been subject to any investigation, request for information, notice or other communication (whether formal or informal, and whether or not in writing) by any court, governmental or regulatory authority pursuant to any of the laws referred to in paragraph 19.1.

19.5 The Warrantors have no reason to believe that any such action as is mentioned in paragraph 19.1 will be taken against it in relation to any of its current activities.

20   MISCELLANEOUS
     -------------

20.1 No Vendor has any interest in any other company or business which has a close trading relationship with or is in competition with the Company.

20.2 No-one is entitled to receive from the Company any finder's fee, brokerage or commission or other benefit in connection with the sale of the Sale Shares.


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


     PART C - TAXATION AND SOCIAL SECURITY WARRANTIES FROM THE WARRANTORS
     --------------------------------------------------------------------

1.1 The Tax Returns which ought to have been made by or in respect of the Company, including (without limitation):

          (i) returns under section 203 ICTA 1988 and the Income Tax (Employments) Regulations 1993 (PAYE) and regulations governing the deduction of national insurance contributions; and

          (ii) returns of distributions and of income tax and advance corporation tax under section 234(5)-(9) and Schedules 13 and 16 ICTA 1988 have been duly made; all such Tax Returns and any other notices (including notification of chargeability to corporation tax under section 10(1) Taxes Management Act 1970 ("TMA 1970")), accounts and information supplied to the Inland Revenue or H.M. Commissioners of Customs and Excise ("Customs") or other Taxation Authority concerned for any such purposes are up-to-date, correct and have been made on a proper basis; none of such Tax Returns, notices, accounts or information is disputed in any material respect by the Taxation Authority concerned and there is no fact known to the Warrantors, having made all reasonable enquiries, which might give rise to any such dispute or to any liability to Taxation not provided for in the Accounts in respect of any accounting period (as defined in section 12 ICTA 1988) or any other period by reference to which such liability to Taxation may arise, in either case ending on or before the Accounts Date.

     (b) Other than as disclosed in the Disclosure Letter, in relation to all such Tax Returns, either the time limit for the assessment of any liability to Taxation by reference thereto has expired or such Tax Returns have been agreed with the relevant Taxation Authority such that any liability to Taxation in respect of the accounting period (or other relevant period) or matter the subject thereof has been finally determined and any such liability to make an actual payment of Taxation has been discharged by payment in full of the relevant amount of Taxation.

1.2 In all computations submitted to the Inland Revenue proper adjustment has so far as material been made for any disallowable expenditure by reason of section 577 ICTA 1988.

1.3 Other than as disclosed in the Disclosure Letter, all Taxation for which the Company is liable and which ought to have been paid has been paid. Without prejudice to the generality of the foregoing, all income tax deductible and payable under the PAYE system (including, but not limited to, income tax in relation to the sub-contractor's tax deduction scheme, casual labour and employee benefits) has so far as required been deducted from all payments made by the Company; all amounts due to be paid to the Inland Revenue in respect of such income tax have been paid, and all deductions and payments required to be made by the Company


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




     in respect of National Insurance contributions (including employers contributions) have been made.

1.4 Other than as disclosed in the Disclosure Letter, the Company is not liable, and has not within three years prior to the date hereof, been liable to pay any penalty, fine, surcharge or interest in connection with any Taxation.

1.5 All payments required to be made by the Company by way of statutory sick pay pursuant to section 151 Social Security Contributions and Benefits Act 1992 and the regulations made thereunder have been duly made; no such payment or decision not to make a payment of statutory sick pay is under dispute or, so far as the Warrantors are aware, will be disputed either by an employee (or any person acting on his behalf) or by the Secretary of State for Social Services; and no recovery of statutory sick pay paid by the Company has been denied, whether by reason of section 158 Social Security Contributions and Benefits Act 1992 or otherwise.

1.6 Other than as disclosed in the Disclosure Letter, no payment has been made by the Company to or in respect of any of its directors or any director of any of the Vendors (including, but not limited to, pension contributions) which will not be deductible for corporation tax purposes, either in computing its income profits or in computing the corporation tax payable by it.

1.7 The provisions included in the Accounts are sufficient to cover all Taxation in respect of all accounting periods ended on or before the Accounts Date for which the Company was then or might at any time thereafter become or have become liable including (without limitation)
     Taxation:

     (a) on or in respect of or by reference to the profits, gains or income earned or accrued or deemed for Taxation purposes to be earned or accrued for any period ended on or before the Accounts Date; or

     (b) in respect of distributions made and interest and charges on income paid on or before the Accounts Date.

1.8 Full disclosure has been made in the Disclosure Letter of any material difference between the accounting and the taxation treatment of any items in the Accounts.

1.9 Full disclosure has been made in the Disclosure Letter of all those matters relating to Taxation in respect of which the Company has, or will at Completion have, an outstanding entitlement under any statute relating to Taxation to make:

     (a)  any claim, disclaimer or election for relief from Taxation;

     (b)  any election for an alternative basis or method of Taxation;

     (c)  any appeal against any assessment to Taxation; or

     (d)  any application for postponement of Taxation,

     in any case falling within (a) or (b) above, where, to the best of the Warrantors' knowledge, such claim, disclaimer or election is material to the Company.

1.10 The Company has sufficient records to determine the Taxation consequences which would arise on any disposal or on the realisation of any asset owned at the Accounts Date or acquired since that date but before Completion (including, without limitation on the generality of the foregoing, the Taxation consequences of any restriction on set-off of pre-entry losses pursuant to Schedule 7A TCGA 1992).

1.11 Other than as disclosed in the Disclosure Letter, the amount of Taxation chargeable on the Company during any accounting period ending on or within six years before the Accounts Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any revenue authority.

1.12 Since 1984, the Company has not been a close company within the terms of section 414 ICTA 1988.

1.13 Since the Accounts Date:

     (a) other than as disclosed in the Disclosure Letter, no dividend has been declared or paid on, and no distribution of capital made in respect of, any share capital of the Company and no loan or loan capital of the Company has been paid in whole or in part;

     (b) other than as disclosed in the Disclosure Letter, the Company has not made any claim under any of sections 152, 153, 154, 175 and 279 TCGA 1992;

     (c) other than as disclosed in the Disclosure Letter, no expenditure (other than capital expenditure) has been incurred nor any rents, interest, annual payments or any other sums have been paid or are liable to be paid by the Company which are wholly or partly disallowable as a deduction or a charge on income in computing profits for the purposes of corporation tax;

     (d) other than as disclosed in the Disclosure Letter, no event has occurred which will result in the Company becoming liable to pay or bear a Taxation liability directly or primarily chargeable against or attributable to another person, firm or company;

     (e) no accounting period (as defined in section 12 of ICTA 1988) of the Company has ended as referred to in section 12(3) of ICTA 1988;

     (f) no disposal has taken place or other event occurred which, so far as the Warrantors are aware, will or is likely to have the effect of crystallising a liability to Taxation which should have been included in a provision for deferred taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date;

     (g) other than as disclosed in the Disclosure Letter, the Company has not paid any Taxation after its due date for payment and does not owe any Taxation the due date for payment of which has passed or will arise in the 30 days after the date of this Agreement; and

     (h) the Company has not been involved in any transaction which has given or may give rise to a liability to Taxation on the Company (or would have given or might give rise to such a liability but for the availability of any relief) other than Taxation in respect of normal trading income or receipts of the Company arising from transact'ions entered into by it in the ordinary course of business.

1.14 No relief has been claimed by and/or given to the Company, or taken into account in determining or eliminating any provision for Taxation or deferred tax in the Accounts, which is likely to the knowledge of the Warrantors to be effectively withdrawn, postponed, restricted or otherwise lost as a result of any event or circumstance occurring or arising at any time after Completion.

1.15 During the three years before the date hereof:

     (a) there has been no major change in the nature or conduct of a trade carried on by the Company; and

     (b) the scale of activities of any trade carried on by the Company has not been small or negligible within the meaning of sections 245 or 768 ICTA 1988.

1.16 Full disclosure (in the form of the tax computations as disclosed) has been made to the Purchaser of all material capital expenditure qualififing for capital allowances and all balancing adjustments pursuant to the Capital Allowances Act 1990 ("CAA 1990") and Chapter I Part XIII ICTA 1988 in respect of any accounting period (as defined in section 12 ICTA 1988) of the Company ended in the six years before the Accounts Date.

1.17 In respect of all plant and machinery held by the Company under any lease, hire purchase or conditional sale agreement, such plant and machinery is and has at all times been used for a qualifying purpose in the requisite period in accordance with Chapter V Part II CAA 1990.

1.18 Save as disclosed in the Accounts, since the end of the last such accounting period referred to in paragraph 1.16 above other than in the ordinary course of business the Company has neither done nor omitted to do nor agreed to do nor


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




     permitted to be done any act as a result of which there may be made either a balancing charge in respect of such capital expenditure within the provisions referred to in paragraph 1.16 above or any recovery of excess relief within section 47 CAA 1990.

1.19 No balancing charge in respect of any capital allowances claimed or given will arise if any assets of the Company were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts.

1.20 Other than as disclosed in the Disclosure Letter, and disregarding any relief or allowance (including indexation relief) available to the Company (other than amounts allowable under section 38 TCGA 1992), no chargeable gain or profit would arise if any asset of the Company (other than trading stock) were to be realised for a consideration equal to the book value thereof as shown or included in the Accounts.

1.21 All capital assets of the Company were acquired at market value at the time of acquisition and there are no circumstances giving rise or which may give rise to liability or loss under or pursuant to any of sections 17, 30, 139, 140, 176, 177, 178 and 179 TCGA 1992 as a result of the proposed sale of the Sale Shares or of any other transaction.

1.22 Other than as disclosed in the Disclosure Letter, the Company has neither:

     (a) repaid, redeemed or purchased or agreed to repay, redeem or purchase any of its share capital; nor

     (b) capitalised or agreed to capitalise in the form of shares or debentures, any profits or reserves of any class or description, or otherwise issued or agreed to issue share capital otherwise than for new consideration (as defined in section 254 ICTA 1988).

1.23 The Company has not made any disposals to which section 35 TCGA 1992 applies (1982 rebasing).

1.24 So far as the Warrantors are aware, the Company has made all withholdings, deductions and retentions of or on account of Taxation as it was or is obliged to make and all such payments of or on account of Taxation as should have been made to any tax authority in respect of such withholdings, deductions or retentions.

1.25 Except as provided for in the Accounts no distribution (within the meaning of sections 209 and 210 ICTA 1988) has been made by the Company during the 6 years ended on the Accounts Date.

1.26 The Company is not, nor could it be treated as, thinly capitalised for any Taxation purpose. No tax authority has denied relief for interest paid by the Company, and no such relief is likely, to the knowledge of the Warrantors, to be denied.


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




1.27 The Company is not liable for any Taxation owed by any other company which has been sold out of the same group of companies as the Company in respect of accounting periods beginning before such sale.

1.28 Since 1st January 1990, the Company has not been concerned in any transaction in which the following provisions have been or could be applied except where all applicable clearances (based on full disclosure of material facts and circumstances) have been obtained:

     sections 703 and 704 ICTA 1988;
     sections 765, 766 and 767 ICTA 1988;
     section 770 ICTA 1988;
     section 776 ICTA 1988;
     sections 779 to 786 (inclusive) ICTA 1988;
     sections 135, 136 and 137 TCGA 1992;
     sections 139 and 140 TCGA 1992;
     section 192 TCGA 1992 and sections 213 to 218 (inclusive) ICTA 1988; sections 219 to 229 (inclusive) ICTA 1988.

1.29 The Company has not received notice of any direction made by the Inland Revenue under section 747 ICTA 1988 and no circumstances exist which would entitle the Inland Revenue to make such a direction and to apportion to the Company any profits of a controlled foreign company pursuant to section 752 ICTA 1988.

1.30 No circumstances exist by virtue of which the provisions of Chapter V of
     Part XVII ICTA 1988 could apply to a disposal of an asset by the Company.

1.31 There have been no claims by the Company for group relief under Chapter IV of Part X ICTA 1988 or for the surrender of advance corporation tax under section 240 ICTA 1988 for the four years ended on the Accounts Date. The Company is not liable to make any payment for the relief or advance corporation tax surrendered to it under those provisions. The Company is not liable to surrender the relief or advance corporation tax under those provisions. There are no arrangements whereby the Company may become liable to repay any sums paid to it for the surrender of the relief or advance corporation tax under those provisions.

1.32 So far as the Warrantors are aware, the Company is not liable for any Taxation as the agent of any other person or business and the Company does not constitute a permanent establishment of any other person, business or enterprise for any Taxation purpose.

1.33 The Company is and has at all times been resident in the UK for tax purposes and is not and has not been treated as resident or otherwise subject to Taxation in any other jurisdiction for any Taxation purpose (including for the purpose of any double taxation agreement).

1.34 In relation to VAT:

     (a) the Company is a registered and taxable person for the purposes of the Value Added Tax Act 1994 ("VATA 1994") and has complied in all material respects with VATA 1994 and any statutory modification or re-enactment thereof and all orders, provisions, directions or other conditions made or imposed thereunder or under any other law relating to VAT;

     (b) other than as disclosed in the Disclosure Letter, no company in the Group has applied to Customs under section 43 VATA 1994 to be treated as nor have two or more such companies been treated as a group for VAT purposes;

     (c) all amounts due to be paid to Customs prior to Completion will have been paid at the date thereof, no dispute exists between the Company and Customs and there are no present circumstances which are likely to give rise to any such dispute;

     (d) on all invoices issued by the Company, VAT at the percentage rate which at the time of the relevant supply was chargeable thereon has been so charged and all amounts of VAT which have been so charged since the last return made by the Company to Customs have been retained by the Company for the account of Customs pending the next return date;

     (e) all statutory records required to be kept by the Company have been properly kept and all statutory returns required to be made by the Company have been correctly made up to the date hereof, no defaults have been suffered under the default surcharge provisions of section 59 VATA 1994 and all amounts claimed by way of input tax have been properly and rightly claimed;

     (f) the Disclosure Letter contains full details of any claim for bad debt relief made by the Company under section 36 VATA 1994 and the regulations thereunder;

     (g) the Company has not made and does not make exempt supplies for VAT purposes (except such exempt supplies as may be disregarded in calculating the amount of input tax for which the Company may claim a credit or repayment under section 24 VATA 1994);

     (h) the Company has not made an election pursuant to paragraph 2 Schedule 10 VATA 1994;

     (i) no asset of the Company is a capital item the input tax on which may be subject to adjustment in accordance with the provisions of Part XV of the Value Added Tax Regulations 1995;

     (j) the Company neither is nor has at any time been liable, nor taken any ACTION likely to make it liable, to a self-supply charge under paragraph 6 Schedule 10 VATA 1994;

     (k) the Company is not required to make payments on account of VAT for which it may become liable in a prescribed accounting period (pursuant to the Value Added Tax (Payments on Account) Order 1993 and the Value Added Tax Regulations 1995);

     (1) the Company has not been required by Customs to give security under paragraph 4 Schedule 11 VATA 1994;

     (m) so far as the Warrantors are aware, no circumstances exist whereby the Company would or might become liable for VAT as an agent or otherwise by virtue of section 47 VATA 1994;

     (n) all VAT due and payable upon the importation or acquisition of goods and all customs and excise duties due and payable to Customs in respect of any assets (including trading stock) imported or owned by the Company have been paid in full;

     (o) the Company has not been appointed as a tax representative by any person pursuant to section 48 VATA 1994;

     (p) the Company has not registered, and so far as the Warrantors are aware, is not required to register, for VAT purposes in any country other than the United Kingdom.

1.35 No claim has been made by the Company under section 42 Finance Act 1930 during the 12 months before the date hereof.

1.36 Other than as disclosed in the Disclosure Letter, all documents in the possession of the Company or to the production of which the Company is entitled and which attract stamp or transfer duty in the United Kingdom or elsewhere have been duly stamped.

1.37 The Company has not been party to any transaction whereby the Company is or could become liable to stamp duty reserve tax.

1.38 Other than as disclosed in the Disclosure Letter, neither the Inland Revenue nor Customs nor any other Taxation Authority has at any time carried out or is at present conducting any audit or investigation into the business or affairs of the Company (or any aspect thereof) other than routine compliance visits and correspondence and the Warrantors, having made all reasonable enquiries, know of no reason why any such investigation should be initiated.

1.39

     (a) Up-to-date copies of profit-related pay schemes which the Company has applied to register or has registered with the Inland Revenue have been supplied to the Purchaser.

     (b) So far as the Warrantors are aware, no circumstances exist which will entitle the Inland Revenue to recover tax from the Company under section 179 ICTA 1988 and there are no other circumstances which have resulted or will result in any excess tax relief being given to employees who are or have been included in a profit-related pay scheme.

     (c) The annual returns and accountants' reports required under section 180 ICTA 1988 and any other information required under section 181 ICTA 1988 have been supplied to the Inland Revenue.

1.40

     (a) No notice has been given to the Inland Revenue which includes the Company as the surrendering or recipient company under section 102 Finance Act 1989 (surrender of company tax refund within group).

     (b) The Company is not included in any special arrangements for group relief purposes under which a group of companies makes joint amended returns covering companies in the arrangement.

     (c) Other than as disclosed in the Disclosure Letter, all corporation tax due and payable by the Company in respect of accounting periods ending on or after 1st October 1993 has been paid within nine months of the end of each accounting period and no liability for interest or penalties has arisen or is now accruing.

     (d) Other than as disclosed in the Disclosure Letter, no estimated assessments or determinations relating to the Company are under discussion, or are a matter of dispute, with the Inland Revenue, or are the subject of an appeal.

     (e) All corporation tax returns that should have been filed pursuant to notices served on the Company under section 11 TMA 1970 have been filed within the relevant time limits so that no penalties or interest have arisen or are accruing for late filing. The returns have been complete and accurate in all respects and have not included any estimated figures.

1.41 No charge exists in favour of any Taxation Authority over any of the properties or assets of the Company.

1.42 Other than as disclosed in the Disclosure Letter, the Company has not requested any extension of time within which to file any Tax Return which Tax Return has not since been filed.

1.43 Other than as disclosed in the Disclosure Letter, the Company does not have in effect any extension, waiver or comparable consent of any time limit with respect to any Taxation.

1.44 No power of attorney has been granted by the Company with respect to any matter relating to Taxation which is currently in force.

1.45 The Company is not party to any agreement providing for the allocation or sharing of any Taxation.

1.46 The Company has not made any Tax Election which, so far as the Warrantors are aware, will or may have the effect of increasing any liability to Taxation for the Company after the Completion Date.

1.47 The Company has never received any investment grant.

                                   SCHEDULE 9
                                   ----------

                             PURCHASERS' WARRANTIES
                             ----------------------

1 Each Purchaser has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

2 P Corporation has the requisite power and authority to allot and issue the P Corporation Shares and the 2002 Loan Notes in accordance with the terms of this Agreement without any further sanction.

3 This Agreement constitutes legal, valid and binding obligations of each of the Purchasers in accordance with its terms.

4 The execution and delivery of, and the performance of the obligations of each Purchaser under this Agreement have been duly authorised by all necessary corporate action on the part of each Purchaser whether under its constitutional documents or otherwise.

5 Subject to performance by the Vendors of their obligations hereunder the execution and delivery of, and the performance by, each of the Purchasers of its obligations under, and compliance with the provisions of, this Agreement by each of the Purchasers will not:

     (a) result in a violation of any provision of its constitutional documents; or

     (b) result in a breach of, or constitute a default under, any instrument to which it is a party or by which it or any of its assets is subject or bound; or

     (c) result in a violation of any law or regulation in any jurisdiction having the force of law or of any order, judgement or decree of any court or governmental agency or agreement to which it is party or by which it or any of its assets is subject or bound; or

     (d) conflict with, violate, result in a breach of, or cause a default under any other material restriction of any kind or character to which it or any of its assets is subject.

6 The issue of the P Corporation Shares and the 2002 Loan Notes will comply in all respects with all relevant laws and regulations in the United States of America and the State of New York and all agreements to which any member of the P Corporation Group is a party or by which any member of the P Corporation Group is bound.

7 It is not necessary in connection with the offer and sale by P Corporation to the Vendors who are not US persons within the meaning of Regulation S promulgated under the Securities Act 1933 to register such P Corporation Shares or 2002 Loan Notes under the Securities Act in reliance on the exemption afforded by Regulation S. In addition, it is not necessary in connection with the offer and sale by P Corporation to the Vendors who are US persons within the meaning of Regulation S to register such P Corporation Shares or 2002 Loan Notes under the Securities Act in reliance on the exemption afforded by Section 4 (2) of such Act.

8 P Corporation has delivered to the Vendors correct and complete copies of each report, schedule, registration statement and definitive proxy statement (other than preliminary material) filed by P Corporation with the SEC on or after 1 September 1994 which are all the documents that P Corporation was required to file with the SEC on or after such date ("P CORP SEC DOCUMENTS"). As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the P Corp SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the P Corp SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. P. Corporation has ,filed all documents and agreements which were required to be filed as exhibits to the P Corp SEC Documents.

9 The financial statements of P Corporation included in the P Corp SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of P Corporation and its consolidated P Corporation Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

10 No governmental consents approvals or authorities are required by P Corporation for the valid execution and delivery of this Agreement or the 2002 Loan Notes by P Corporation or the performance of its obligations hereunder.

  SIGNED by /s/ Joseph E. Kasputys     )
  for and on behalf of                 )
  PRIMARK INFORMATION                  )       /s/ Joseph E. Kasputys
  SERVICES UK LIMITED                  )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Joseph E. Kasputys     )
  for and on behalf of                 )
  PRIMARK CORPORATION                  )       /s/ Joseph E. Kasputys
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by                            )
  DAVID TAYLOR                         )       /s/ David Taylor
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )
  as attorney of GNI HOLDINGS          )       /s/ Richard Kemp
  LIMITED in exercise of a             )
  power of attorney                    )
  dated 23rd October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of ANITA TAYLOR          )
  in exercise of a power of attorney   )
  dated 22nd October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )
  as attorney of HARRY FERGUSON        )       /s/ Richard Kemp
  HOLDINGS LIMITED                     )
  in exercise of a power of attorney   )
  dated 23rd October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of TECHNICAL             )
  INVESTMENTS HOLDING S.A.             )
  in exercise of a power of attorney   )
  dated 22nd October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by WILLIAMS J. HISOCKS        )       /s/ William J. Hisocks
  for and on behalf of                 )
  3i plc                               )
  in the presence of:                  )


  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of GODDARD TRUSTEE       )
  (JERSEY) LIMITED                     )
  in exercise of a power of attorney   )
  dated 18th October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of GEVA McCALDIN         )
  in exercise of a power of attorney   )
  dated 28th September 1996            )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of ADRIN DEAR            )
  in exercise of a power of attorney   )
  dated 23rd October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of SARAH GANT            )
  in exercise of a power of attorney   )
  dated 22nd October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of KAREN UNDERWOOD       )
  in exercise of a power of attorney   )
  dated 22nd October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of BARRY WOODWARD        )
  in exercise of a power of attorney   )
  dated 23rd October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of TRACY WOODWARD        )
  in exercise of a power of attorney   )
  dated 22nd October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of SIMON BARNBY          )
  in exercise of a power of attorney   )
  dated 23rd October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of ANDY JAMES            )
  in exercise of a power of attorney   )
  dated 23rd October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of KAREN YOUNG           )
  in exercise of a power of attorney   )
  dated 23rd October 1996              )
  in the presence of:                  )

   /s/ Richard Kemp
  solicitor

  SIGNED by /s/ Richard Kemp           )       /s/ Richard Kemp
  as attorney of CHRISTOPHER MARK      )
  HENRY MURRAY                         )
  in exercise of a power of attorney   )
  dated 17th October 1996              )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by                            )       /s/
  KENNETH E. AHL and EDWARD            )
  J. KAIER as trustees of the Timothy  )
  James Ralph Sheldon Trust U/D/T May  )
  27 1987 in the presence of:          )



  SIGNED by                            )
  KEVIN REGINALD UNDERWOOD             )       /s/ K. Underwood
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by                            )
  PAREN KNADJIAN                       )       /s/ Paren Knadjian
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor

  SIGNED by                            )       /s/ Claire Stevens
  CLAIRE STEVENS                       )
  in the presence of:                  )

  /s/ Richard Kemp
  solicitor